EXHIBIT 10.11

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXCLUSIVE RESEARCH, DEVELOPMENT

OPTION AND LICENSE AGREEMENT

This Agreement is entered into with effect as of the Effective Date (as defined below)

by and between

Magenta Therapeutics, Inc.,

with principal offices located at 50 Hampshire St., 8th floor, Cambridge, MA 02142, USA (“MAGENTA”)

on the one hand

and

Heidelberg Pharma Research GmbH

with an office and place of business at Schriesheimer Strasse 101, D-68526 Ladenburg, Germany (“HDPR”)

on the other hand.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

i

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

13.	Intellectual Property		28

	13.1	Background IP	28
	13.2	Ownership of Inventions	29
	13.3	German Statute on Employee’s Inventions	29
	13.4	Trademarks	29
	13.5	Right to Handle the Patents	29
	13.6	Infringement	30

14.	Representations and Warranties		31

	14.1	Mutual Representations and Warranties	31
	14.2	Representations and Warranties of HDPR	31
	14.3	Covenants of HDPR	32

15.	Indemnification		32

	15.1	Indemnification by MAGENTA	32
	15.2	Indemnification by HDPR	33
	15.3	Procedure	33

16.	Limitation of Liability; Disclaimer		33

	16.1	Limitation of Liability	33
	16.2	Consequential Damages	33
	16.3	Disclaimer	34

17.	Obligation Not to Disclose Confidential Information		34

	17.1	Non-Use and Non-Disclosure	34
	17.2	Permitted Disclosure	34
	17.3	Publications	35

18.	Term and Termination		35

	18.1	Commencement and Term	35
	18.2	Termination	36
	18.3	Consequences of Termination and Expiration	38
	18.4	Rights in Bankruptcy	38
	18.5	Survival	38

19.	Miscellaneous		38

	19.1	Governing Law; Place of Jurisdiction	38
	19.2	Disputes	38
	19.3	Assignment	39
	19.4	Independent Contractor	39
	19.5	Unenforceable Provisions and Severability	39
	19.6	Waiver	39
	19.7	Appendices	39
	19.8	Amendments	39
	19.9	Further Assurances	40
	19.10	Invoice Address	40
	19.11	Notice	40
	19.12	Rules of Construction	40
	19.13	Counterparts	40

ii

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

RECITALS

WHEREAS, HDPR controls proprietary technology and intellectual property relating to certain drug conjugation, payload and linker technology, as well as protein-drug conjugates; and

WHEREAS, MAGENTA controls proprietary technology and intellectual property relating to certain antibodies and antibody-like fragments; and

WHEREAS, MAGENTA and HDPR have performed mutually agreed research activities under the Evaluation Agreement concluded as of October 18, 2016, and amended as of June 7, 2017 and as of October 26, 2017; and

WHEREAS, MAGENTA wishes to have an exclusive option to research and develop for commercialization of Products (as defined below); and

WHEREAS, HDPR is willing to grant to MAGENTA such exclusive option under its intellectual property rights to make, use, offer for sale, sell and import and export such Products in the Territory for use in the Field (as such terms are respectively defined below), as contemplated herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

1.1 Accounting Standards. The term “Accounting Standards” shall mean, with respect to a Party or its Sublicensees, US generally accepted accounting principles (GAAP), International Financial Reporting Standards (IFRS) or such other similar national standards as such Party or its Sublicensee adopts, in each case, consistently applied.

1.2 Affiliate. The term “Affiliate” shall mean any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with the Party in question. As used in this definition of “Affiliate,” the term “control” shall mean the direct or indirect ownership of more than fifty percent (>50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

1.3 Agreement. The term “Agreement” shall mean this document including any and all appendices and amendments to it as may be added and/or amended from time to time in accordance with the provisions of this Agreement.

1.4 Agreement Term. The term “Agreement Term” shall mean the period of time commencing on the Effective Date and, unless this Agreement is terminated sooner as provided in Section 18.2, expiring on the date when no royalty or other payment obligations under this Agreement are or will become due.

1.5 Amanitin. The term “Amanitin” shall mean [***].

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.6 Amanitin Toxin Constructs. The term “Amanitin Toxin Constructs” shall mean Amanitin, combined, where applicable, with a Linker(s).

1.7 Antibody. The term “Antibody” shall mean any antibody and any fragment thereof, including any protein or any fragments thereof and any non-protein based scaffold.

1.8 Applicable Law. The term “Applicable Law” shall mean all federal, state, local, national and supra-national laws, statutes, rules and regulations, including any rules, regulations, regulatory guidelines or other requirements of Regulatory Authorities, major national securities exchanges or major securities listing organizations, that may be in effect from time to time during the Agreement Term and applicable to a particular activity or country hereunder.

1.9 Blocked Target. The term “Blocked Target” shall mean a Target that has been entered into the list maintained by the Trusted Person and which Target HDPR cannot make available to MAGENTA due to the fact that either:

(a) [***]; or

(b) [***].

1.10 Business Day. The term “Business Day” shall mean a day other than a Saturday or Sunday on which banking institutions in Frankfurt A.M., Germany or New York, New York are open for business.

1.11 Calendar Quarter. The term “Calendar Quarter” shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.12 Calendar Year. The term “Calendar Year” shall mean the period of time beginning on January 1 and ending December 31, except for the first year which shall begin on the Effective Date and end on December 31.

1.13 [***].

1.14 Change of Control. The term “Change of Control” shall mean (a) the sale of all or substantially all the assets of HDPR, (b) any merger, consolidation or acquisition of HDPR with, by or into another Person following which less than fifty percent (50%) of outstanding equity securities of the surviving entity or its ultimate parent entity of such transaction are held by Persons who were the holders of HDPR equity securities immediately prior to such transaction or (c) any change in the ownership of fifty percent (50%) or more of the voting capital stock of HDPR, with respect to (a)-(c), in one (1) or more related transactions.

1.15 Clinical Study. The term “Clinical Study” shall mean a Phase I, Phase II, Phase III Study, as applicable.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.16 Combination Products. The term “Combination Product” shall mean (a) any single Product containing as active ingredients both a Compound and one or more other pharmaceutically active compounds or substances (whether co-formulated or co-packaged) for a single invoice price, (b) any Product sold in combination with one (1) or more other products (such as devices) or services for a single invoice price or (c) any Product sold where the sale of the Product is only available with the purchase of other products or services (such other pharmaceutically active compounds or substances, or such other products or services referred to in clauses (a) through (c) hereof, the “Other Components”). For purposes of this definition, “active ingredient” shall mean any pharmaceutically active compound or substance that is recognized by the FDA as an active ingredient in accordance with 21 CFR 210.3(b)(7).

1.17 Commercially Reasonable Efforts. The term “Commercially Reasonable Efforts” shall mean [***].

1.18 Compound. The term “Compound” shall mean an Antibody-drug conjugate directed at a Development Target, [***] (a) that is Covered by one (1) or more of the Patents Rights included in the HDPR IP Rights, HDPR IP Improvements or Joint IP Rights or (b) that is discovered, identified or developed through the use or application of HDPR Know-How.

1.19 Confidential Information. The term “Confidential Information” shall mean any and all non-public and proprietary information, data or Know-How, whether technical or non-technical, oral or written, that is disclosed by one Party or its Affiliates (“Disclosing Party”) to the other Party or its Affiliates (“Receiving Party”) in connection with this Agreement. Notwithstanding the foregoing, Confidential Information shall not include any information, data or Know-How that verifiably:

(a) was generally available to the public at the time of disclosure hereunder or becomes generally available to the public after disclosure hereunder, other than through fault (whether by action or inaction) or negligence of the Receiving Party or its Permitted Recipients as defined in Section 17.2.4;

(b) can be evidenced by the Receiving Party’s written records to have been already known to the Receiving Party prior to its receipt from the Disclosing Party;

(c) is obtained at any time lawfully by the Receiving Party from a Third Party or, in case of MAGENTA, from a Sublicensee, under circumstances permitting its use or disclosure;

(d) is developed independently by the Receiving Party as evidenced by written records other than through knowledge of Confidential Information; or

(e) is approved in writing by the Disclosing Party for release by the Receiving Party.

The terms of this Agreement shall be considered Confidential Information of both Parties.

1.20 Control. The term “Control” shall mean, when used in reference to a Party and an item, intellectual property right or proprietary or trade secret information, the legal authority or right of such Party to grant the right to use such item or a license or sublicense of such intellectual property rights to the other Party, or to otherwise disclose such proprietary or trade secret information to the other Party, in each case, without breaching the terms of any agreement with a Third Party pursuant to which such rights, item or information were acquired or generated or misappropriating the proprietary or trade secret information or Know-How of a Third Party.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.21 Cover. The term “Cover” shall mean (as a noun or as a verb including conjugations and variations such as “Covered,” “Coverage” or “Covering”) that the developing, making, using, offering for sale, promoting, selling, exporting or importing of a given intermediate, compound, formulation or product would infringe a Valid Claim in the absence of a license under or ownership of the Patent Rights to which such Valid Claim pertains. The determination of whether an intermediate, compound, formulation, process or product is Covered by a particular Valid Claim shall be made on a country-by-country basis.

1.22 Deductible Third Party Payments. The term “Deductible Third Party Payments” shall mean payments made by MAGENTA or its Sublicensees to Third Parties under licenses or sublicenses of intellectual property that are reasonably necessary in order for MAGENTA or its Sublicensees to use, make, have made, manufacture, sell, have sold or import Amanitin Toxin Constructs.

1.23 Development Target. The term “Development Target” shall mean an Exclusive Research Target for which MAGENTA has exercised the Development Option Right according to Section 3.4.

1.24 dievini Group. The term “dievini Group” shall mean the companies to which Hopp BioTech holding GmbH & Co. KG is an Affiliate.

1.25 Effective Date. The term “Effective Date” shall mean March 1st, 2018.

1.26 EU. The term “EU” shall mean the European Economic Area and all its then-current member countries.

1.27 Exclusive Research Target. The term “Exclusive Research Target” shall mean any Target for which MAGENTA has exercised the Exclusive Research Option Right according to Section 3.3, including the Initial Targets (as defined below).

1.28 FDA. The term “FDA” shall mean the Food and Drug Administration of the United States of America and any successor agency(ies) or authority having substantially the same function.

1.29 FDCA. The term “FDCA” shall mean the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.30 Field. The term “Field” shall mean all therapeutic (including prophylactic) uses.

1.31 First Commercial Sale. The term “First Commercial Sale” shall mean, on a Product-by-Product and country-by-country basis, the first invoiced sale of a Product to a Third Party end user for monetary value by the MAGENTA Group following the receipt of any Regulatory Approval required for the sale of such Product in such country or, if no such Regulatory Approval is required, the date of the first invoiced sale of a Product to a Third Party end user for monetary value by the MAGENTA Group in a country. For clarity, sales prior to receipt of Regulatory Approval for a Product in a country, such as so-called “treatment IND sales,” “named patient sales” and “compassionate use sales,” will not be construed as a First Commercial Sale.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.32 FTE. The term “FTE” shall mean the equivalent of the work of one (1) employee full time for one (1) Calendar Year in conducting Research Activities.

1.33 Good Manufacturing Practices or GMP. The term “Good Manufacturing Practices” or “GMP” means all Applicable Laws relating to manufacturing practices for products (including ingredients, testing, storage, handling, intermediates, bulk and finished products) promulgated by the FDA and any other Regulatory Authority (including, without limitation, EU or member state level) having jurisdiction over the manufacturing practices for products, including, but not limited to, standards in the form of Applicable Laws, guidelines, advisory opinions and compliance policy guides and current interpretations of the applicable authority or agency thereof (as applicable to pharmaceutical and biological products and ingredients), as the same may be updated, supplemented or amended from time to time.

1.34 Handle. The term “Handle” shall mean preparing, filing, prosecuting (including interference and opposition proceedings) and maintaining (including interferences, reissue, reexamination and opposition proceedings) of Patent Rights.

1.35 HDPR IP Improvements. The term “HDPR IP Improvements” shall mean any Improvements that are Covered by the Patent Rights included in the HDPR IP Rights or discovered, identified or developed through the use or application of the Know-How included in the HDPR IP Rights.

1.36 HDPR Intellectual Property Rights or HDPR IP Rights. The term “HDPR Intellectual Property Rights” or “HDPR IP Rights” shall mean the Patent Rights and Know-How that HDPR Controls on the Effective Date or during the Agreement Term that (a) are reasonably necessary or useful for the discovery, manufacture, development or commercialization of Compounds or Products, (b) relate to [***] or (c) relate to [***].

1.37 Improvements. The term “Improvements” shall mean all Know-How and Patent Rights generated by the Parties in connection with the Research Activities and which relate to the research, development or commercialization of Amanitin, an Amanitin Toxin Construct, a Linker, a Compound or a Product.

1.38 IND-Enabling Studies. The term “IND-Enabling Studies” shall mean GLP toxicology studies intended to support the filing of an application with Regulatory Authorities to initiate a Phase I Study on a molecule directed toward a Development Target selected by MAGENTA in its sole discretion.

1.39 Indication. The term “Indication” shall mean, with respect to a country, the labelled use of a Product for either therapeutic (including prophylactic) treatment or for the prevention of a distinct illness, sickness, interruption, cessation or disorder of a particular bodily function, system, tissue type or organ, or sign or symptom of any such items or conditions, regardless of the severity, frequency or route of any treatment, treatment regimen, dosage strength or patient class, for which Regulatory Approval has been obtained or is being sought in such country.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.40 Initial Targets. The term “Initial Targets” shall mean the two Targets set forth on Schedule 1.40, which have already undergone the clearance procedure set forth in Section 3.3.3 prior to the Effective Date of this Agreement.

1.41 Initiation. The term “Initiation” shall mean (or as a verb including conjugations and variations) the date that the first human is first dosed with a Product in a Clinical Study approved of by the applicable Regulatory Authority.

1.42 Insolvency Event. The term “Insolvency Event” shall mean circumstances under which a Party (a) has a receiver or similar officer appointed over all or a material part of its assets or undertaking; (b) passes a resolution for winding-up (other than a winding-up for the purpose of, or in connection with, any solvent amalgamation or reconstruction) or a court makes an order to that effect or a court makes an order for administration (or any equivalent order in any jurisdiction); (c) enters into any composition or arrangement with its creditors (other than relating to a solvent restructuring); (d) ceases to carry on business; or (e) is unable to pay its debts as they become due in the ordinary course of business.

1.43 Know-How. The term “Know-How” shall mean all proprietary data, knowledge and information, including materials, samples, techniques, practices, methods, procedures, processes, chemical manufacturing data, toxicological data, pharmacological data, preclinical data, assays, platforms, formulations, specifications, quality control testing data and documentation thereof.

1.44 Linker. The term “Linker” shall mean [***].

1.45 MAGENTA Group. The term “MAGENTA Group” shall mean MAGENTA and its Sublicensees.

1.46 MAGENTA Intellectual Property Rights or MAGENTA IP Rights. The term “MAGENTA Intellectual Property Rights” or “MAGENTA IP Rights” shall mean all Patent Rights and Know-How Controlled by MAGENTA that are reasonably necessary or useful for HDPR to conduct its activities under the Research Plan.

1.47 Net Sales. The term “Net Sales” shall mean, in the case of sales by or for the benefit of MAGENTA Group (the “Seller”) to independent, unrelated Third Party end users in bona fide arm’s length transactions, the aggregate gross amount invoiced by Seller with respect to the Product, less the following deductions, in each case to the extent actually allowed and taken and not otherwise recovered by or reimbursed to Seller in connection with such Product:

(a) [***];

(b) [***];

(c) [***];

(d) [***];

(e) [***];

(f) [***]; and

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(g) [***].

Notwithstanding anything to the contrary, [***].

In the case of any Combination Product sold in a country in the Territory, Net Sales for such Combination Product in such country shall be calculated by [***]. In the event the Parties are unable to agree on such value, then such disagreement shall be resolved in accordance with the dispute resolution procedures set forth in Section 19.2.

1.48 Non-Exclusive Research Target. The term “Non-Exclusive Research Target” shall mean all Targets on which the Parties will conduct Technology Research Activities.

1.49 Party. The term “Party” shall mean HDPR or MAGENTA, as the case may be, and “Parties” shall mean HDPR and MAGENTA, collectively.

1.50 Patent Rights. The term “Patent Rights” shall mean (a) issued patents and pending patent applications, including inventor’s certificates, applications for inventor’s certificates, statutory invention registrations, applications for statutory invention registrations, utility models and any foreign counterparts thereof, (b) any and all provisionals, non-provisionals, substitutions, continuations, continuations-in-part or divisionals or the patents or patent applications listed in subsection (a) or any other patent application claiming priority directly or indirectly to (i) any of the patents or patent applications in subsection (a) or (ii) any patent or patent application from which the patents or patent applications in subsection (a) claim direct or indirect priority, (c) all patents issuing on any of the foregoing in (a)-(b), (d) all foreign and other counterparts of any of the foregoing in (a)-(c), whether pending or issued, including any patent applications filed under the Patent Cooperation Treaty and (e) all other continuing applications, extensions or restorations by existing or future extension or restoration mechanisms, including patent term extension, supplementary protection certificates (or the equivalent), renewals, letters patent, reissues, reexaminations, extensions, confirmations, registrations and patents of addition on any of the foregoing in subsections (a)-(d).

1.51 Person. The term “Person” shall mean any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, governmental authority, association or other entity.

1.52 Phase I Study. The term “Phase I Study” shall mean a human clinical trial in any country that would satisfy the requirements of 21 C.F.R. § 312.21(a) (FDCA), as amended from time to time, and the foreign equivalents thereof.

1.53 Phase II Study. The term “Phase II Study” shall mean a human clinical trial for which the primary endpoints include a determination of dose ranges and/or a preliminary determination of efficacy in patients being studied as described in 21 C.F.R. § 312.21(b) FDCA, as amended from time to time, and the foreign equivalents thereof.

1.54 Phase III Study. The term “Phase III Study” shall mean a human clinical trial that is prospectively designed to demonstrate statistically whether a product is safe and effective for use in humans in a manner sufficient to obtain Regulatory Approval to market such product in patients having the disease or condition being studied as described in 21 C.F.R. § 312.21(c) FDCA, as amended from time to time, and the foreign equivalents thereof.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.55 Product. The term “Product” shall mean all formulations of a product containing a Compound, including the use of a Compound by itself.

1.56 Regulatory Approval. The term “Regulatory Approval” shall mean, with respect to a country in the Territory, any approval (including pricing and reimbursement approvals, if applicable), license, registration or authorization of any Regulatory Authority necessary for the manufacture and sale of a Product in such country.

1.57 Regulatory Authority. The term “Regulatory Authority” shall mean any national, supranational (e.g., the European Commission, the Council of the European Union, the European Medicines Agency), regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity including the FDA, in each country involved in the granting of Regulatory Approval for the Product.

1.58 Research Plan. The term “Research Plan” shall mean the plan of research attached as Appendix 1 and outlining the work, including Research Activities, to be performed by the Parties, and the additional information described in Section 2.1, as such plan may be updated from time to time pursuant to the terms of this Agreement.

1.59 Royalty Term. The term “Royalty Term” shall mean, with respect to a Product for a given country, the period of time commencing on the date of First Commercial Sale of such Product in such country and ending on the later of the date that is (a) ten (10) years after the date of the First Commercial Sale of such Product in such country if no Valid Claim of the Patent Rights included in the HDPR IP Rights or Joint IP Rights in such country Covers the use, import, offering for sale or sale of the Product or (b) the expiration of the last to expire Valid Claim of the Patent Rights included in the HDPR IP Rights or Joint IP Rights Covering the use, import, offering for sale or sale of such Product in such country.

1.60 Target. The term “Target” means the molecular target (that is determined by specifying the amino acid sequence and/or the gene sequence of the corresponding antigen, including all fragments, mutations, and splice variants thereof and unique UniProtKB/Swiss Prat accession number) of a pharmacologically active drug compound.

1.61 Target Research Activities. The term “Target Research Activities” shall mean the activities undertaken by the Parties pursuant to the Research Plan with respect to identifying Compounds and developing Products directed towards the Exclusive Research Targets.

1.62 Target Research Term. The term “Target Research Term” shall mean, on an Exclusive Research Target-by-Exclusive Research Target basis, the period of time commencing on the date MAGENTA exercises its Exclusive Research Option Right and the Parties mutually agree on an amendment to the Research Plan with respect to an Exclusive Research Target and continuing until the earlier of (a) [***] thereafter or (b) [***]; provided that, the Target Research Term for the Initial Targets shall end upon the earlier of (i) the [***] or (ii) upon [***].

1.63 Technology Research Activities. The term “Technology Research Activities” shall mean the activities undertaken by the Parties pursuant to the Research Plan with respect to identifying Compounds and developing Products directed towards the Non-Exclusive Research Targets.

1.64 Territory. The term “Territory” shall mean all countries of the world.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.65 Third Party. The term “Third Party” shall mean a Person or entity other than (a) HDPR or any of its Affiliates or (b) MAGENTA or its Affiliates or its Sublicensees.

1.66 Transfer. The term “Transfer” shall mean (as a noun or as a verb including conjugations and variations such as “Transferred” or “Transferring”) that all necessary or useful relevant Know-How, whether or not documented, is made available to MAGENTA or its designee in a way that enables MAGENTA to implement such Know-How in its manufacturing and supply processes. For the avoidance of doubt, such Transfer is without prejudice to the ownership of HDPR IP Rights as set forth in Article 13.

1.67 Transplantation Indication Product. The term “Transplantation Indication Product” shall mean a Product approved for use for Indications that include hematopoietic stem cell transplant and that is not a Tumor Indication Product.

1.68 Tumor Indication Product. The term “Tumor Indication Product” shall mean a Product for therapeutic treatment of a distinct oncological illness, sickness, interruption, cessation or disorder of a particular bodily function, system, tissue type or organ, or sign or symptom of any such items or conditions, such as breast cancer, prostate cancer, colon cancer, gastric cancer, lung cancer, regardless of the severity, frequency or route of any treatment, treatment regimen, dosage strength or patient class, for which Regulatory Approval has been obtained or is being sought.

1.69 Trusted Person. The term “Trusted Person” shall mean [***].

1.70 US. The term “US” shall mean the United States of America and its territories and possessions.

1.71 USD. The term “USD” shall mean US Dollars.

1.72 Valid Claim. The term “Valid Claim” shall mean, as applicable, a claim in any (a) unexpired and issued Patent Rights that have not been disclaimed, revoked or held invalid by a final non-appealable decision of a court of competent jurisdiction or government agency or (b) a pending patent application that has not been finally abandoned, finally rejected or expired (after exhaustion of all appeals); provided, however, that if a claim of a pending patent application shall not have been issued within [***] after the earliest filing date from which such claim takes priority, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a patent issues with such claim.

1.73 Additional Definitions. Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	(Sub-) Section
ADC Batch	6.1.1(c)
Bankruptcy Code	18.4.1
Breaching Party	18.2.1
Buy-Out Option	9.4.4
Buy-Out Option Exercise Notice	9.4.4
Buy-Out Option Exercise Fee	9.4.4
Competitive Infringement	13.6.2
Conjugation	6.1.1(c)
Contractor	3.8

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Definition	(Sub-) Section
Development Milestone	9.2.3(a)
Development Option Fee	9.2.1
Development Option Right	3.4
Disclosing Party	1.19
Exclusive Research Option Right	3.2
Grant-Back License	3.6
GMP Full Manufacturing Process	6.2.1(c)
GMP Full Manufacturing Technology Transfer	6.2.1(c)
GMP Full Manufacturing Technology Transfer Agreement or GFMTTA	6.2.1(c)
HDPR	Cover Page
Indemnified Party	15.3
Indemnifying Party	15.3
Intellectual Property	18.4.1
Joint IP Rights	13.2.3
Joint Steering Committee	2.4.1
MAGENTA	Cover Page
MAGENTA IP Improvements	13.2.1
Non-Breaching Party	18.2.1
Non-GMP Full Manufacturing Process	6.1.2(b)
Non-GMP Full Manufacturing Technology Transfer	6.1.2(b)
Non-GMP Partial Manufacturing Process	6.1,1(c)(ii)
Non-GMP Partial Manufacturing Technology Transfer	6.1.1 (c)(ii)
Order	6.1.1(c)(i)
Other Components	1.16
Peremptory Notice Period	18.2.1
Permitted Recipients	17.2.4
Product Marks	13.4
Proposed Target	3.3.3
Publishing Notice	17.3(b)
Publishing Party	17.3(b)
Receiving Party	1.19
Reference License	7.2
Reference Purpose	7.2
Research Target Fee	9.1.2
Research Target Extension Fee	9.1.2
Royalty Rates	9.4.1
Sales Milestone	9.3.1
Seller	1.47
Sublicensee	3.7
Technology Fee	9.1.1
Technology Research Term	2.3.1
Trusted Person	1.69

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2. Research Plan; Governance.

2.1 Research Plan. As more fully set forth herein, MAGENTA and HDPR shall conduct mutually agreed to Target Research Activities and Technology Research Activities (together referred to as the “Research Activities”) pursuant to the Research Plan. The Research Plan will set forth (a) the Technology Research Activities and Target Research Activities to be conducted by the Parties, (b) the activities and specific objectives of the Parties in conducting such activities and (c) the anticipated budget necessary for conducting such activities.

2.2 Amendments to Research Plan.

2.2.1 Required Amendments. Within [***] of MAGENTA exercising its Exclusive Research Option Rights with respect to an Exclusive Research Target, the JSC will update the Research Plan to set forth the Target Research Activities to be conducted by the Parties in connection with such Exclusive Research Target, including the objectives, FTEs, other resources and anticipated budget required for such activities, including, as further detailed in Section 6.1.1, with respect to HDPR’s supply obligations.

2.2.2 Other Amendments. Either Party may, through its representatives on the JSC, propose amendments to the Research Plan at any time, including with respect to the quantity or specifications of non-GMP quality Antibody-drug conjugate material, Amanitin Toxin Constructs and Amanitin required to be manufactured and supplied by HDPR during the initial twelve (12) month period following the Effective Date and during any additional periods agreed to by the JSC pursuant to Section 2.4.3(d).

2.3 Duration.

2.3.1 Technology Research Activities. The Technology Research Activities shall commence on the Effective Date and will continue for a period of [***] thereafter (the “Technology Research Term”). MAGENTA will pay to HDPR the fee for the initial [***] period in accordance with Section 9.1.1 The Technology Research Term may be extended by MAGENTA, in its sole discretion, for additional [***] periods, up to a maximum total of [***] such extensions. If MAGENTA intends to extend the Technology Research Term for an additional [***], MAGENTA shall notify HDPR at least [***] prior to the expiration of the Technology Research Term (or the then-current [***] extension period) and pay to HDPR the fee for such extension in accordance with Section 9.1.1.

2.3.2 Target Research Activities. Target Research Activities shall commence, on an Exclusive Research Target-by-Exclusive Research Target basis, upon MAGENTAIs exercise of its Exclusive Research Option Right and the Parties mutually agreeing on an amendment to the Research Plan with respect to a Target (at which time, such Target shall be an Exclusive Research Target) and shall continue until the end of the Target Research Term for such Exclusive Research Target.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2.4 Joint Steering Committee.

2.4.1 Composition. Promptly after the Effective Date, the Parties will establish a joint steering committee (“Joint Steering Committee” or “JSC”), which will oversee the Research Activities and serve as a forum for coordination and communication between the Parties. The JSC will consist of [***], who each will have the appropriate expertise in product discovery, pre-clinical development, clinical development, regulatory and commercial matters to make decisions on behalf of the Parties with respect to the matters falling within the jurisdiction of the JSC. MAGENTA will select from its representatives the chairperson for the JSC. Each Party may change to its representatives on the JSC by written notice to the other Party, including, with respect to MAGENTA, the representative who will serve as chairperson. The JSC will have the right to adopt such standing rules as will be necessary for its work, to the extent that such rules are not inconsistent with this Agreement. From time to time, the JSC may establish one (1) or more sub-committees comprised of an equal number of representatives of each Party on an “as-needed” basis to oversee particular projects or activities (for example, joint project team, joint finance group or joint intellectual property group), which sub-committees shall (a) be subject to the oversight, review and approval of, and will report to, the JSC, (b) make decisions by consensus, with each Party’s representatives on such sub-committee collectively having one (1) vote and (c) meet as frequently as prescribed by the JSC. If a sub-committee is unable to reach consensus with respect to an issue, then such issue shall be referred to the JSC for consideration and resolution. In no event will the authority of a sub-committee exceed that specified by the JSC for such sub-committee. All members of the JSC (and any sub-committee) shall be subject to written confidentiality obligations commensurate in scope to the provisions of Section 16.

2.4.2 Meetings, Procedural Rules and Minutes. The JSC shall meet in person, by teleconference or by videoconference at least quarterly, or with such other frequency as the Parties may mutually agree. The location of in-person JSC meetings will alternate between locations designated by HDPR and locations designated by MAGENTA. The chairperson of the JSC will be responsible for calling meetings on no less than fifteen (15) Business Days’ notice, unless exigent circumstances require shorter notice. Each Party will make all proposals for agenda items and will provide all appropriate information with respect to such proposed items at least ten (10) Business Days in advance of the applicable meeting. Meetings of the JSC will be effective only if at least one (1) representative from each Party is present or participating in such meeting (at which time, a quorum will exist), and each Party shall use reasonable efforts to ensure that at least one (1) of its representatives attends each such meeting. The JSC will take action by consensus of the representatives present at a meeting at which a quorum exists, with each Party having a single vote irrespective of the number of representatives of such Party in attendance, and each Party will use good faith efforts to reach consensus on all issues presented to the JSC. With the prior consent of the other Party (not to be unreasonably withheld or delayed), other employees or consultants of either Party who are not representatives of such Party on the JSC (including a Party’s Alliance Manager) may attend meetings of the JSC; provided that such attendees (a) will not vote in the decision-making process of the JSC and (b) are bound by obligations of confidentiality and non-disclosure. The JSC will designate an individual to prepare and circulate for review and approval of the Parties minutes of each meeting ten (10) Business Days after the meeting. The Parties will agree on the minutes of each meeting promptly, but in no event later than the next meeting of the JSC. Each Party will be responsible for all travel and related costs and expenses for its members and other representatives to attend meetings of, and otherwise participate on, the JSC or sub-committees. Each Party may replace its JSC representatives at any time by notice in writing to the other Party. The first meeting of the JSC shall be held within [***] after the Effective Date.

2.4.3 Responsibilities. The JSC shall be responsible for the following:

(a) overseeing the conduct of the Research Plan and Research Activities;

(b) providing a forum for consensual decision-making with respect to the Research Plan;

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(c) preparing, updating or approving, as applicable, the Research Plan for each Exclusive Research Target pursuant to Section 2.2;

(d) preparing, updating or approving, as applicable, the Research Plan to specify the quantity and specifications of non-GMP quality Antibody-drug conjugate material, Amanitin Toxin Constructs and Amanitin to be manufactured and supplied by HDPR pursuant to Section 6.1 during the initial [***] period following the Effective Date and after such period;

(e) monitoring the Parties’ compliance with their respective obligations under the Research Plan;

(f) reviewing and circulating to the Parties any data, reports or other information submitted to the JSC by a Party that arises from such Party’s Research Activities conducted pursuant to the Research Plan;

(g) pursuant to Section 2.2, reviewing and approving any proposed amendments to the Research Plan proposed by either Party, and evaluating any substantive departures by either Party from the Research Plan and the proposed resolution with respect to such departures;

(h) agreeing to [***];

(i) periodically reviewing and revising the specifications to which HDPR (or its Third Party designee) will manufacture and supply of Antibody-drug conjugate material, Amanitin Toxin Constructs and Amanitin pursuant to Section 6.1.4;

(j) pursuant to Section 6.2, determining the Party, Third Party or Magenta Designee responsible for the manufacture and supply of GMP-quality Amanitin Toxin Constructs and Amanitin for GLP toxicology studies and all clinical development and commercial uses, and, if applicable pursuant to Section 6.2.1(a), determining the proposed terms and conditions by which HDPR will supply MAGENTA;

(k) providing a forum for the Parties to update each other on any Improvements; and

(l) making such other decisions as may be delegated to the JSC pursuant to the terms of this Agreement or by the mutual written Agreement of the Parties after the Effective Date.

2.4.4 Decision-Making; Limitations on Authority. If the JSC is unable to reach consensus on an issue presented at any JSC meeting or within a period of [***] thereafter, including with respect to any amendment to the Research Plan, then MAGENTA will have final decision-making authority with respect thereto; provided that MAGENTA may not, without the approval of the HDPR representatives on the JSC or HDPR’s written consent, amend the Research Plan to impose on HDPR any new obligation to perform research activities if such new obligations (a) would require capabilities beyond the reasonable capabilities of HDPR that could not reasonably be subcontracted by HDPR to a Third Party or (b) would reasonably be expected to cause HDPR to incur additional FTE costs and direct out-of-pocket costs beyond those contemplated by this Agreement, unless MAGENTA has agreed in writing to reimburse HDPR for all such reasonable and documented additional costs that may be incurred by HDPR in performing such new obligation.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2.4.5 Alliance Managers. Each Party will appoint one (1) or more employee(s) of such Party who will oversee contact between the Parties for all matters between meetings of each JSC and will have such other responsibilities as the Parties may agree in writing after the Effective Date (each, an “Alliance Manager”). Each Party may replace its Alliance Manager at any time by notice in writing to the other Party.

3. Options and Licenses; Sublicensing.

3.1 Non-Exclusive Research License and Cross-License.

3.1.1 HDPR Grant. HDPR hereby grants to MAGENTA during the Technology Research Term a worldwide, non-exclusive and fee-bearing, right and license under the HDPR IP Rights and HDPR IP Improvements solely to enable MAGENTA to perform, or have performed on its behalf, Technology Research Activities on Non-Exclusive Research Targets, as more fully set forth in the Research Plan. Subject to Section 3.8, MAGENTA may sublicense the rights granted to it in this Section 3.1.1 to Contractors engaged by MAGENTA to perform Technology Research Activities on its behalf. In connection with the grant of such right and license for the Technology Research Term, MAGENTA will pay HDPR the Technology Fees as more fully set forth in Section 9.1.1.

3.1.2 Confidentiality. The identity of any Non-Exclusive Research Target on which MAGENTA (or its permitted Contractors) is conducting Technology Research Activities will not be disclosed to HDPR until MAGENTA chooses to exercise its Exclusive Research Option Right with respect to such Non-Exclusive Research Target in accordance with Section 3.3.

3.1.3 MAGENTA Grant. MAGENTA hereby grants to HDPR during the Technology Research Term a worldwide and non-exclusive right and license under the MAGENTA IP Rights and MAGENTA IP Improvements, without the right to transfer, assign or sublicense to a Third Party in any respects, solely to enable HDPR to perform those Technology Research Activities applicable to HDPR, as set forth in the Research Plan.

3.2 Option to Acquire an Exclusive Research License. During the Technology Research Term, HDPR hereby grants to MAGENTA the option to acquire an exclusive license under the HDPR IP Rights and HDPR IP Improvements with respect to [***] Targets (the “Exclusive Research Option Right”), which exclusive licenses would by granted on a Target-by-Target basis and enable MAGENTA to conduct Target Research Activities with respect to such Targets as more fully set forth in Section 3.3.4.

3.3 Exclusive Research Targets.

3.3.1 Initial Targets. The Exclusive Research Option Right is deemed exercised by MAGENTA for the Initial Targets as of the Effective Date. In connection with MAGENTA’s exercise of its Exclusive Research Option Right for the Initial Targets, MAGENTA will pay HDPR the Research Target Fees as more fully set forth in Section 9.1.2.

3.3.2 Additional Targets. In connection with MAGENTA exercising its Exclusive Research Option Right for Targets other than the Initial Targets, MAGENTA shall follow the notification and selection procedures set forth in Section 3.3.3 with respect to such Targets (such Targets, once MAGENTA has exercised its Exclusive Research Option Right with respect thereto, together with the Initial Targets, the “Exclusive Research Targets”). In connection with MAGENTA’s exercise of its Exclusive Research Option Right for such other Targets, MAGENTA will pay HDPR the Research Target Fees as more fully set forth in Section 9.1.2.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.3.3 Selection of Exclusive Research Targets. HDPR will provide the Trusted Person with an up-to-date written list of all Blocked Targets. Before selecting a Target as an Exclusive Research Target, MAGENTA shall provide a confidential written notice to the Trusted Person proposing a Target (each, a “Proposed Target”) to be designated as an Exclusive Research Target. The Trusted Person, after comparing the Proposed Target to the list of Blocked Targets, shall simultaneously notify MAGENTA and HDPR, in writing, whether the Proposed Target is a Blocked Target. If the Proposed Target is a Blocked Target, then (a) the Trusted Person shall not disclose the identity of the Proposed Target to HDPR, including in its written notice and (b) MAGENTA will not be deemed to have used one (1) of its Exclusive Research Option Rights with respect to such Target. If the Proposed Target is not a Blocked Target, then (i) the Trusted Person will disclose the identity of the Proposed Target in its written notice to the Parties, (ii) MAGENTA will be deemed to have used one (1) of its Exclusive Research Option Rights with respect to such Proposed Target, (iii) MAGENTA will pay the Research Target Fee as set forth in Section 9.1.2(a) and (iv) from and after the date of the Trusted Person’s written notice, such Proposed Target shall constitute an Exclusive Research Target.

3.3.4 Exclusive Research License. Upon (a) the Effective Date, with respect to the Initial Targets and (b) receipt of the written notice from the Trusted Person pursuant to Section 3.3.3 that a Proposed Target is not a Blocked Target, with respect to each ((a)-(b)), HDPR hereby grants to MAGENTA, on an Exclusive Research Target-by-Exclusive Research Target basis, during the Target Research Term, an exclusive, worldwide, fee-bearing right and license under the HDPR IP Rights and HDPR IP Improvements to enable MAGENTA to perform, or have performed on its behalf, Target Research Activities on such Exclusive Research Target, as more fully set forth in the Research Plan. In connection with the grant of such right and license for the Target Research Term, MAGENTA will pay HDPR the Research Target Fees as more fully set forth in Section 9.1.2. For clarity, this exclusive license grant expressly includes the right for MAGENTA (and its Contractors) to conduct GLP toxicology studies. Subject to Section 3.8, MAGENTA may sublicense the rights granted to it in this Section 3.3.4 to Contractors engaged by MAGENTA to perform Target Research Activities on its or their behalf. Notwithstanding the foregoing, HDPR will retain the right to conduct, or have conducted on its behalf, on its own or together with Third Parties, internal and non-clinical research with respect to Exclusive Research Targets, as long as (a) such activities are not directed at research or production of GMP material and do not include GLP toxicity studies, (b) HDPR Controls any and all intellectual property, including Patent Rights and Know-How, arising in connection with such research that would constitute HDPR IP Rights but for the lack of such Control and (c) HDPR shall not, either directly or indirectly through Affiliates or Third Parties, publish or otherwise disclose any data, information, inventions (whether or not patentable) or intellectual property rights arising in connection with such research; provided that, subject to MAGENTA’s prior written consent, HDPR may disclose such data, information, inventions (whether or not patentable) or intellectual property rights to bona fide potential investors that are bound by confidentiality obligations at least as restrictive as those set forth in this Agreement.

3.3.5 Termination. If MAGENTA terminates its exclusive license for an Exclusive Research Target pursuant to Section 18.2.1 or Section 18.2.3, then, from and after the effective date of such termination, such Exclusive Research Target shall be deemed a Non-Exclusive Research Target for which MAGENTA maintains a non-exclusive license pursuant to Section 3.1.1 [***].

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.4 Option to Acquire Development Rights. On an Exclusive Research Target-by-Exclusive Research Target basis, during the Target Research Term for an Exclusive Research Target, HDPR hereby grants to MAGENTA the option to obtain an exclusive development and commercial license with respect to such Exclusive Research Target (the “Development Option Right”). MAGENTA may exercise its Development Option Right for any Exclusive Research Target by notifying HDPR in writing of the identity of the Exclusive Research Target for which MAGENTA wishes to exercise its Development Option Right and paying HDPR the Development Option Fee as more fully set forth in Section 9.2.1. Upon HDPR’s receipt of such notice, such Exclusive Research Target shall be a Development Target for purposes of this Agreement.

3.5 Exclusive Commercial License. Upon MAGENTA’s exercise of its Development Option Right with respect to an Exclusive Research Target pursuant to Section 3.4 and payment of the Development Option Fee as set forth in Section 9.2.1, at which time such Exclusive Research Target shall become a Development Target, HDPR hereby grants to MAGENTA, with respect to such Development Target, an exclusive, worldwide, royalty-bearing, freely transferable and sublicensable (through multiple tiers) right and license under the HDPR IP Rights and HDPR IP Improvements to develop, have developed, register, have registered, use, have used, make, have made, import, have imported, export, have exported, market, have marketed, distribute, have distributed, sell and have sold Products in the Field in the Territory directed toward such Development Target. Notwithstanding the foregoing, HDPR will retain the right to conduct, or have conducted on its behalf, on its own or together with Third Parties, internal and non-clinical research with respect to Development Targets, as long as (a) such activities are not directed at research or production of GMP material and do not include GLP toxicity studies, (b) HDPR Controls any and all intellectual property, including Patent Rights and Know-How, arising in connection with such research that would constitute HDPR IP Rights but for the lack of such Control and (c) HDPR shall not, either directly or indirectly through Affiliates or Third Parties, publish or otherwise disclose any data, information, inventions (whether or not patentable) or intellectual property rights arising in connection with such research; provided that, subject to MAGENTA’s prior written consent, HDPR may disclose such data, information, inventions (whether or not patentable) or intellectual property rights to bona fide potential investors that are bound by confidentiality obligations at least as restrictive as those set forth in this Agreement.

3.6 Grant-Back License. MAGENTA hereby grants to HDPR a worldwide, royalty-free and non-exclusive license under its interest in Joint IP Rights, for non-clinical research purposes only, with the right to sublicense Third Parties to do the same, (“Grant-Back License”). For the avoidance of doubt, HDPR is prohibited from using the rights or licenses granted under the Grant-Back License for the clinical development or commercialization of compounds or products.

3.7 Sublicensing. MAGENTA will have the right to grant sublicenses, through multiple tiers, under the rights granted to it in Sections 3.5 and 72, to its Affiliates and to Third Parties (each, a “Sublicensee”) (for clarity, each Third Party to which a sublicense is granted according to this Section 3.7 ceases to be a Third Party and becomes a Sublicensee); provided that:

3.7.1 any such sublicenses will be granted pursuant to a written agreement that is consistent with the terms and conditions of this Agreement;

3.7.2 MAGENTA shall remain liable for any breach by a Sublicensee would constitute a breach of this Agreement; and

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3.7.3 any such sublicenses of the rights granted to MAGENTA under Section 3.5 will terminate automatically upon termination of this Agreement with respect to the sublicensed rights; provided that such sublicense shall not terminate if, as of the effective date of such termination, the Sublicensee is not in material breach of its obligations to MAGENTA under its sublicense agreement, the Sublicensee was previously granted an exclusive sublicense to develop or commercialize one (1) or more Products and, within [***] of such termination, the Sublicensee agrees in writing to be bound directly to HDPR under a license agreement substantially similar to this Agreement with respect to the rights sublicensed hereunder, substituting such Sublicensee for MAGENTA; and provided, further, that (a) such license agreement shall not prejudice any remedy either Party may have against the other in connection with such termination of this Agreement (in whole or in part); (b) the scope of the rights granted to the Sublicensee under such license agreement (with respect to licensed activities, Products and territory) shall be equal to the scope of the rights that had been sublicensed by MAGENTA to the Sublicensee pursuant to the sublicense agreement; (c) MAGENTA shall no longer be obligated under this Agreement to pay amounts set forth in this Agreement, to the extent such amounts are payable based on the activities of such Sublicensee from and after the effective date of such termination; (d) such license agreement shall obligate the Sublicensee to pay directly to HDPR amounts corresponding to those set forth in Section 9 which are payable based on the activities of such Sublicensee from and after the effective date of such termination; and (e) such license agreement shall not modify the rights and obligations of the Parties following any termination of this Agreement, in whole or in part.

3.8 Contractors. MAGENTA will have the right to subcontract any of its activities under this Agreement to a Third Party or to a Sublicensee, including a contractor or contract research organization (each such Third Party or Sublicensee, as applicable, a “Contractor”); provided that it obtains a written undertaking from the Contractor that it will be subject to the confidentiality provisions of Section 17 and that MAGENTA and its Affiliates, as applicable, shall remain liable for any breach by a Contractor, in particular for those that would constitute a material breach of this Agreement.

4. Diligence Requirements.

4.1.1 Obligation. MAGENTA and HDPR shall use Commercially Reasonable Efforts to perform all Research Activities assigned to it under the Research Plan. If MAGENTA exercises its Development Option Right with respect to an Exclusive Research Target (at which time, such Exclusive Research Target will be a Development Target), then MAGENTA agrees to use Commercially Reasonable Efforts to pursue development and commercialization of a Product directed toward the applicable Development Target in the Field in the Territory.

4.1.2 Performance Through Sublicensees and Contractors. Where provisions of this Agreement provide that MAGENTA is responsible for a matter or activity, including Research Activities or the use of Commercially Reasonable Efforts, it is understood that such responsibilities and efforts may be carried out or borne on MAGENTA’s behalf by its Sublicensees or Contractors.

5. Development. MAGENTA, at its sole cost, shall be responsible for pursuing preclinical and clinical development, Regulatory Approval and marketing of Products in the Territory; provided that HDPR shall be responsible for the costs associated with its Research Activities. For the avoidance of doubt, nothing in this Article 5 shall limit MAGENTA’s payment obligations set forth in Section 6.1.1.

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6. Supply of Compounds and Products; Technology Transfer.

6.1 Pre-Clinical Supply. The provisions set forth in this Section 6.1, including its subsections, relate exclusively to the manufacture of non-GMP quality Antibody-drug conjugate material, Amanitin Toxin Constructs and Amanitin.

6.1.1 Obligation to Supply.

(a) General. Subject to the remainder of this Article 6, HDPR, either itself or through its engagement of contractors, will manufacture and supply MAGENTA with quantities of Antibody-drug conjugate material, Amanitin Toxin Constructs or Amanitin, as requested by MAGENTA and set forth in the Research Plan, sufficient for MAGENTA to perform its pre-clinical development activities set forth in the Research Plan, including any pre-clinical Research Activities. For this purpose, and as more fully set forth in the Research Plan, HDPR will manufacture and deliver to MAGENTA up to 1g of Amanitin Toxin Construct during the twelve (12) month period immediately following the Effective Date, which could include one (1) or more Linkers or toxins, as specified in the Research Plan.

(b) Fees. Subject to Section 6.1.1(c), in connection with HDPR’s manufacture and supply of Antibody-drug conjugate material, Amanitin Toxin Constructs or Amanitin as more fully set forth in Section 6.1.1(a), except for [***], MAGENTA shall pay HDPR a flat rate of [***] for such supply during the [***] period immediately following the Effective Date, plus the reasonable and documented out-of-pocket costs of materials used by HDPR in connection with the manufacture and supply of building blocks for Antibody-drug conjugate material, Amanitin Toxin Constructs or Amanitin, which costs will not exceed an aggregate amount of [***]. For the avoidance of doubt, if the JSC should decide that, for reasons of time, [***] shall be performed by HDPR internally, the cost for its production will be set forth separately, but will in no case exceed the aggregate amount for external costs [***] set forth above. In no event will the aggregate amount paid by MAGENTA pursuant to this Section 6.1.1 (b) during the first [***] period immediately following the Effective Date exceed [***], unless MAGENTA requests that HDPR manufacture and deliver more than 1g of Amanitin Toxin Construct during the [***] period immediately following the Effective Date. MAGENTA will make such payment to HDPR within [***] of its receipt of an invoice from HDPR therefor, which invoice will be sent within [***] of the Effective Date.

(c) Supply of Antibody-drug Conjugate Material. With regard to the conjugation of the Amanitin Toxin Constructs to the Antibody to create Antibody-drug conjugate material (such process, the “Conjugation” and conducting such process “Conjugating”), MAGENTA will decide, at its own discretion, for each batch of Antibody-drug conjugate material (each such batch, an “ADC Batch”), between the following options:

(i)

Performance by HDPR. If MAGENTA elects for HDPR to Conjugate an ADC Batch, then MAGENTA will notify HDPR of such election in writing, which writing and any subsequent writing pursuant to which MAGENTA requests additional Antibody-drug conjugate material, will also set forth the amount of Antibody-drug conjugate material that MAGENTA requires in connection with each such ADC Batch (such amount not to exceed [***] per ADC Batch) and the requested delivery date for each such ADC Batch, which will not be sooner than [***] from the date of each such writing (each such writing, an “Order”). HDPR will promptly notify MAGENTA in writing of the amount of Antibody that HDPR requires to Conjugate the requested amount of Antibody-drug conjugate material for such

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

ADC Batch and the date by which HDPR must receive such Antibody in order for HDPR to meet MAGENTA’s requested delivery date as set forth in the Order, and MAGENTA will be responsible for [***]. HDPR will Conjugate the ADC Batch to the requested amount of Antibody-drug conjugate material and deliver such material to MAGENTA via World Courier (DDP, Incoterms 2010) no later than the requested delivery date (or such later date agreed to by the Parties pursuant to the proviso in the immediately preceding sentence). MAGENTA will make a onetime payment of [***] for each ADC Batch.

(ii)	Performance by MAGENTA. If MAGENTA decides to Conjugate or have Conjugated ADC Batches itself, then MAGENTA will notify HDPR of such election in writing and HDPR will promptly (1) effect a Transfer to MAGENTA or its Designee all HDPR Know-How necessary to conduct Conjugation, including all associated methods, standards and processes, including with respect to the HDPR Know-How set forth on Schedule 6.1.1(c)(ii) hereto (the “Non-GMP Partial Manufacturing Process”) and (2) provide MAGENTA or its designee with reasonable assistance in implementing the Non-GMP Partial Manufacturing Process at facilities designated by MAGENTA or its designee (such Transfer and implementation assistance, the “Non-GMP Partial Manufacturing Technology Transfer”). As reimbursement for the Non-GMP Partial Manufacturing Technology Transfer, MAGENTA will pay HDPR a one-time fee of [***] after successful completion of the Non-GMP Partial Manufacturing Technology Transfer to MAGENTA. MAGENTA may only use the Non-GMP Partial Manufacturing Process for the sole purpose of researching, developing, manufacturing and commercializing Compounds and Products.

(d) Supply of Amanitin Toxin Constructs and Amanitin. Notwithstanding anything to the contrary in Section 6.1.1(a), and in addition to the manufacturing and supply obligations set forth in Sections 6.1.1(a)-(c), if MAGENTA desires that HDPR manufacture and supply MAGENTA with more than [***] of Antibody-drug conjugate material, Amanitin Toxin Constructs or Amanitin, then the JSC may request, from time to time during the Agreement Term, pursuant to a written order issued to HDPR, that HDPR supply MAGENTA with such additional supply of Antibody-drug conjugate material, Amanitin Toxin Construct or Amanitin and, in such event, HDPR will deliver to the JSC a written proposal setting forth the costs of such additional supply. The JSC will determine whether or not to accept HDPR’s proposal. If the proposal is accepted by the JSC, then HDPR will deliver to MAGENTA the requested amount of Antibody-drug conjugate material, Amanitin Toxin Construct or Amanitin within the corresponding timeline set forth by the JSC. The costs of such additional Antibody-drug conjugate material, Amanitin Toxin Constructs or Amanitin shall be priced according to the Service Cost List attached hereto as Appendix 2, which will be agreed to by the Parties in good faith following the Effective Date and, once agreed to, appended to this Agreement.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.1.2 Inability to Supply.

(a) Should HDPR become aware of facts or circumstances that make it reasonably likely that HDPR will be unable to supply MAGENTA with quantities of Antibody-drug conjugate material sufficient for MAGENTA to perform its pre-clinical development activities set forth in the Research Plan, including any pre-clinical Research Activities, then HDPR will promptly notify MAGENTA in writing that it is reasonably likely that HDPR will be unable to satisfy its supply obligations as set forth in Section 6.1.1, and the Parties will discuss, for a period not to exceed [***], whether to amend HDPR’s supply obligation so that HDPR is only responsible for supplying MAGENTA with Amanitin Toxin Constructs. In the event that the Parties agree, pursuant to this Section 6.1.2, that HDPR will only be responsible for supplying MAGENTA with Amanitin Toxin Constructs as aforesaid, then HDPR will effect the Non-GMP Partial Manufacturing Technology Transfer as set forth in Section 6.1.1(c)(ii) to MAGENTA or its Designee and MAGENTA will pay HDPR a one-time fee of [***], unless HDPR’s inability to supply was primarily caused by factors within its control, in which case MAGENTA will not pay any fee to HDPR for the Non-GMP Partial Manufacturing Technology Transfer. In the event the Parties dispute, in good faith, whether an event or circumstance was within HDPR’s control, such dispute will be resolved in accordance with Section 19.2.

(b) Should HDPR become aware of facts or circumstances that make it reasonable likely that HDPR will be unable to supply MAGENTA with quantities of Amanitin Toxin Constructs, Amanitin or Antibody-drug conjugate material sufficient for MAGENTA to perform its pre-clinical development activities set forth in the Research Plan, then HDPR will promptly notify MAGENTA in writing that it is reasonably likely that HDPR will be unable to satisfy its supply obligations as set forth in Section 6.1.1, and MAGENTA may elect, in its sole discretion, for HDPR to promptly (i) effect a Transfer to MAGENTA or its Designee of all HDPR Know-How necessary for the (i) Non-GMP Partial Manufacturing Process and (ii) then-current process for the manufacture of Amanitin Toxin Constructs and Amanitin, including all associated methods, standards and processes, including with respect to the HDPR Know-How set forth on Schedule 6.1.2(b) hereto ((i)-(ii) collectively, the “Non-GMP Full Manufacturing Process”) and (iii) provide MAGENTA with reasonable assistance requested by MAGENTA or its Designee to implement the Non-GMP Full Manufacturing Process at facilities designated by MAGENTA or its designee (such Transfer and implementation assistance, as more fully described herein, the “Non-GMP Full Manufacturing Technology Transfer”). If MAGENTA elects, pursuant to this Section 6.1.2, to cause a Non-GMP Full Manufacturing Technology Transfer, then MAGENTA will pay HDPR a one-time fee of [***] upon successful completion of the Non-GMP Full Manufacturing Technology Transfer to MAGENTA, unless HDPR’s inability to supply was primarily caused by factors within its control, in which case MAGENTA will not pay any fee to HDPR for the Non-GMP Full Manufacturing Technology Transfer. In the event the Parties dispute, in good faith, whether an event or circumstance was within HDPR’s control, such dispute will be resolved in accordance with Section 19.2. MAGENTA may only use the Non-GMP Full Manufacturing Process for the sole purpose of researching, developing, manufacturing and commercializing Compounds and Products.

6.1.3 Further Assistance. In connection with a Non-GMP Partial Manufacturing Technology Transfer or Non-GMP Full Manufacturing Technology Transfer, HDPR shall:

(a) make available, and will use reasonable efforts to cause its Third Party manufacturers to make available, to MAGENTA (or its Designee, as applicable) from time to time as MAGENTA may request, all manufacturing-related Know-How and materials directly relating to the Non-GMP Partial Manufacturing Process or Non-GMP Full Manufacturing Process, as

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

applicable, and all documentation constituting material support, performance advice, shop practice, standard operating procedures, specifications as to materials to be used and control methods, that are necessary to enable MAGENTA (or its Designee, as applicable) to use and practice the Non-GMP Partial Manufacturing Process or Non-GMP Full Manufacturing Process, as applicable;

(b) cause all appropriate employees and representatives of HDPR and its Affiliates to meet with, and will use reasonable efforts to cause specified employees of its Third Party manufacturers to meet with, employees or representatives of MAGENTA (or its Designee, as applicable) at the applicable manufacturing facility at mutually convenient times to assist with the training of the personnel of MAGENTA (or its Designee, as applicable) to the extent reasonably necessary to enable MAGENTA (or its Designee, as applicable) to use and practice the Non-GMP Partial Manufacturing Process or Non-GMP Full Manufacturing Process, as applicable; and

(c) take such steps, and will use reasonable efforts to cause its Third Party manufacturers to take such steps, as are reasonably necessary to assist MAGENTA (or its Designee, as applicable) in obtaining any necessary licenses, permits or approvals from Regulatory Authorities with respect to the (i) Conjugation of Antibody-drug conjugate material, with respect to a Non-GMP Partial Manufacturing Technology Transfer and (ii) Conjugation of Antibody-drug conjugate material and manufacture of Amanitin Toxin Constructs or Amanitin, with respect to a Non-GMP Full Manufacturing Technology Transfer, with respect to each ((i)-(ii)), at the applicable facilities.

6.1.4 Pre-Clinical Supply Terms and Conditions. The terms set forth in Schedule 6.1.4 will apply to HDPR’s or its Third Party designee’s supply of Antibody-drug conjugate material, Amanitin Toxin Constructs or Amanitin to MAGENTA pursuant to Section 6.1.1.

6.2 Clinical and Commercial Supply. The provisions set forth in this Section 6.2, including its subsections, relate exclusively to the manufacture and supply of GMP-quality Amanitin Toxin Constructs and Amanitin.

6.2.1 JSC Decision. The JSC shall be responsible for determining the Party, Affiliate, Sublicensee or Third Party responsible for the manufacture and supply of GMP-quality Amanitin Toxin Constructs and Amanitin for GLP toxicology studies and all clinical development and commercial uses. For the avoidance of doubt, Amanitin Toxin Constructs and Amanitin that is suitable for use in GLP toxicology studies will be considered GMP-quality material under this Agreement. In making such decision, the JSC will consider all relevant factors, including applicable GMP requirements and delivery timing, and, based on such considerations, will choose from one (1) of the following options:

(a) HDPR, through its existing relationship with [***] (or any successor Third Party engaged by HDPR), will manufacture and supply MAGENTA with Amanitin Toxin Constructs and Amanitin for the production of Antibody-drug conjugate material for GLP toxicology studies and all clinical development and commercial uses; provided that (a) this option may only be selected during the first [***] period following the Effective Date, (b) the Parties will in good faith establish the terms and conditions of a definitive written agreement by which HDPR will supply MAGENTA and (c) the Parties, pursuant to Section 6.3, enter into an appropriate quality agreement;

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(b) [***], or its successor, will directly supply MAGENTA with Amanitin Toxin Constructs and Amanitin for the production of Antibody-drug conjugate material for the performance of GLP toxicology studies and all clinical development and commercial uses; provided that the JSC may only select this option if HDPR and [***] or its successor have executed a mutually acceptable agreement allowing [***] or its successor to directly supply MAGENTA as aforesaid; or

(c) If MAGENTA has exercised its Development Option Right for at least one (1) Exclusive Research Target, then the JSC may elect for HDPR to effect a Transfer to MAGENTA or its designee (which designee may be a MAGENTA Affiliate, a Sublicensee or a Third Party manufacturer, hereafter the “Designee”) of all Know-How Controlled by HDPR or [***], or its successor, as applicable, that is necessary for the then-current process for the manufacture of Amanitin Toxin Constructs and Amanitin in GMP-quality, including all associated methods, standards and processes, including with respect to the HDPR or [***] (or its successor) Know-How set forth on Schedule 6.2.1(c) (the “GMP Full Manufacturing Process”). In such event, HDPR will provide MAGENTA with reasonable assistance requested by MAGENTA or its Designee to implement the GMP Full Manufacturing Process at facilities designated by MAGENTA or its designee (such Transfer and implementation assistance, as more fully described herein, the “GMP Full Manufacturing Technology Transfer”). The Parties will negotiate in good faith an agreement for the GMP Full Manufacturing Technology Transfer (such agreement, the “GMP Full Manufacturing Technology Transfer Agreement” or “GFMTTA”), setting forth the fees to be paid by MAGENTA to HDPR as a compensation for the GMP Full Manufacturing Technology Transfer. The Parties envisage the conclusion of the GFMTTA by [***]. If the Parties are unable to agree on the terms of the GFMTTA before this date, then the Parties will continue negotiations on the terms of the GFMTTA and, in parallel, the Parties will initiate the GMP Full Manufacturing Technology Transfer upon MAGENTA’s request for the duration of three (3) months against payment of an initiation fee of [***] by MAGENTA, [***]. After completion of the GMP Full Manufacturing Technology Transfer, MAGENTA, either itself or through a Contractor, will be responsible for the manufacture and supply Amanitin Toxin Constructs and Amanitin for GLP toxicology studies and all clinical development and commercial uses. MAGENTA or its Designee may only use the GMP Full Manufacturing Process for the sole purpose of researching, developing, manufacturing and commercializing Compounds and Products.

6.3 Quality Agreement. If, pursuant to Section 6.2.1(a), the JSC selects HDPR to be responsible for manufacturing and supplying MAGENTA with GMP-quality Amanitin Toxin Constructs or Amanitin for GLP toxicology studies or clinical development and commercial uses, then the Parties will enter into a mutually acceptable quality agreement with respect to such manufacture and supply no later than [***] before HDPR starts manufacturing and supplying the first batch of Amanitin Toxin Constructs and Amanitin for the production of Antibody-drug conjugate material for such uses.

7. Regulatory.

7.1 Decision-Making. MAGENTA, at its sole cost and acting in its sole discretion, shall be responsible for all regulatory affairs related to Products in the Territory, including the preparation and filing of applications for Regulatory Approval therefor, as well as any or all governmental approvals required to develop, have developed, make, have made, use, have used, manufacture, have manufactured, import, have imported, sell and have sold Products in a country in the Territory. MAGENTA shall be responsible for pursuing, compiling and submitting all regulatory filing documentation for, and interacting with Regulatory Authorities in connection with,

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

all Products in all countries in the Territory. MAGENTA or its Sublicensees shall own and file in their discretion all regulatory filings and Regulatory Approvals for all Products in all countries of the Territory. MAGENTA, at its sole cost, shall report to appropriate authorities, in accordance with Applicable Law, all adverse events related to use of the Products in the Territory.

7.2 Right of Reference. HDPR hereby grants MAGENTA a license and right of reference, as may be necessary (both together hereafter referred to as “Reference License”), with respect to the CMC and manufacturing components of the Regulatory Approvals, investigational new drug applications and other regulatory data or documentation (including drug master files) relating to Amanitin Toxin Constructs that HDPR or its Affiliates may Control, with the right to grant sublicenses and further rights of reference in accordance with Section 3.7, for the purpose of developing, having developed, making, having made, using, having used, manufacturing, having manufactured, importing, having imported, selling and having sold Compounds and Products in the Field in the Territory (the “Reference Purpose”). The Reference License shall be exclusive with respect to the Reference Purpose. HDPR shall execute any documentation reasonably requested by MAGENTA to effect such right of reference and shall use commercially reasonable efforts to cause its Third Party contract manufacturers to grant such right of reference and execute such documentation. In furtherance of the foregoing, in the event HDPR or [***] (or its successors) is supplying MAGENTA with GMP-quality Amanitin Toxin Constructs or Amanitin pursuant to Sections 6.2.1(a) or 6.2.1(b), HDPR will (a) assist MAGENTA in connection with understanding HDPR’s or [***] (or its successor’s) then-current contract manufacturing process, including using commercially reasonable efforts to secure for MAGENTA the ability to visit and inspect the facilities of HDPR’s Third Party contractor manufacturers, including [***] (and its successors); and (b) assist MAGENTA in responding to, and use commercially reasonable efforts to cause its Third Party contract manufacturers, including [***] (and its successors) to assist MAGENTA in responding to, questions from Regulatory Authorities with respect to any regulatory filings or submissions made by MAGENTA that reference HDPR’s or its Third Party contractor manufacturers’ (including [***] and its successors) Regulatory Approvals or other regulatory data or documentation, including investigational new drug applications, drug master files and biologies master files. In connection with the foregoing, the JSC will decide whether the Parties should enter into a formal agreement memorializing the Parties’ rights and obligations with respect to the foregoing Know-How Transfer, including the resources required for such Transfer. If the JSC decides that such a formal agreement should be executed, then the Parties will have [***] to execute such formal agreement. If the Parties are unable to execute such formal agreement within such [***] period, then the matter will be resolved pursuant to Section 19.2.

8. Commercialization. MAGENTA, at its own expense, shall have sole responsibility and decision-making authority for the marketing, promotion, sale and distribution of Products in the Territory.

9. Payments.

9.1 Research and Manufacturing Payments.

9.1.1 Technology Fee. Within [***] of Effective Date, in consideration of the non-exclusive license grant set forth in Section 3.1.1, MAGENTA shall pay to HDPR a fee equal to [***], which fee will cover the first [***] of the Technology Research Term. If MAGENTA elects to extend the Technology Research Term for an additional [***], as provided in Section 2.3.1, [***], then MAGENTA will pay HDPR an additional [***] for each such extension prior to the anniversary of the Effective Date.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

9.1.2 Research Target Fee and Research Target Extension Fee.

(a) With respect to a Target for which MAGENTA has exercised its Exclusive Research Option Right pursuant to Section 3.3, MAGENTA shall pay to HDPR a fee (the “Research Target Fee”) equal to [***] within [***] after receiving written confirmation from the Trusted Person that such Target is not a Blocked Target. An additional [***] is due upon [***] of MAGENTA’s exercise of the Exclusive Research Option Right for the corresponding Target (the “Research Target Extension Fee”). For the avoidance of doubt, the Research Target Fees for the Initial Targets will be paid by MAGENTA within [***] after the Effective Date, and the Research Target Extension Fees for the Initial Targets is due on the first anniversary of the Effective Date.

(b) Notwithstanding the foregoing, no Research Target Fee or Research Target Extension Fee shall be paid by MAGENTA with respect to the fourth Target for which MAGENTA exercises its Exclusive Research Option Right.

(c) If, on an Exclusive Research Target-by-Exclusive Research Target basis, MAGENTA elects to terminate, pursuant to Section 18.2.1 or Section 18.2.3, the exclusive license granted to it pursuant to Section 3.5 with respect to an Exclusive Research Target, then MAGENTA will have no obligation to pay to HDPR the Research Target Extension Fee with respect to such terminated Exclusive Research Target, so long as such Research Target Extension Fee has not already become payable by MAGENTA for such Exclusive Research Target. For reasons of clarity, in case of termination of the exclusive license for an Exclusive Research Target as aforesaid, already paid Research Target Fees will not be reimbursed, neither in total nor partially by HDPR.

(d) Should MAGENTA elect its Development Option Right with respect to an Exclusive Research Target before expiration of the respective Target Research Term, MAGENTA shall receive a credit [***]. For example, [***].

9.1.3 Schedule for Research Payments. The following schedule shall illustrate the fees to be paid by MAGENTA pursuant to Sections 9.1.1 and 9.1.2:

Technology Fees
[***]	[***]
[***]	[***]

Research Target Fees
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

9.2 Development Payments.

9.2.1 Development Option Fee for MAGENTA Development Option. For each Exclusive Research Target, within [***] of MAGENTA exercising its Development Option Right for such Exclusive Research Target, MAGENTA shall pay to HDPR a fee (each, a “Development Option Fee”) in the amount of [***].

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

9.2.2 Milestone IND-Enabling Studies. Within [***] days of MAGENTA first initiating an IND-Enabling Study for the first Development Target, MAGENTA will pay a one-time fee in the amount of [***]. For the avoidance of doubt, the milestone described in this Section 9.2.2 shall be payable the one-time only.

9.2.3 Development Events.

(a) For each Development Target, MAGENTA shall pay up to a total of [***] upon achievement of the following development events by a Product directed toward such Development Target (each, a “Development Milestone”):

(In Million USD)
Development Event	1st Indication	2nd Indication
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

(b) Within [***] of the achievement of a Development Milestone, MAGENTA shall notify HDPR of such achievement and pay to HDPR the amount associated with achievement of such Development Milestone.

(c) The Development Milestone payments in the table above shall be payable by MAGENTA to HDPR upon the first achievement of each such Development Milestone for the first Product directed toward a Development Target that achieves the Development Milestone, but not for any subsequent Products directed to the same Development Target that achieves the same Development Milestone. If development of a Product directed toward a Development Target is discontinued before such Product has achieved all of the foregoing Development Milestones, then Development Milestones achieved by any subsequent Product directed toward such Development Target shall be waived for any previously paid Development Milestones, but not for any previously unpaid Development Milestones.

(d) With respect to Development Milestones that may be triggered by a Product upon achievement of such Development Milestones by such Product in a second Indication, the payment of the Development Milestone for the first Indication shall always precede payment for the second Indication. By way of example, [***].

9.3 Sale Payments.

9.3.1 Sales Events. For each commercialized Product, MAGENTA shall pay up to a total of [***] upon achievement of the following sale levels for a Product (each, a “Sales Milestone”).

Sales Event	(In Million USD)
[***]	[***]
[***]	[***]

9.3.2 Limitation. The set of Sale Milestone payments in the table above shall be payable by MAGENTA to HDPR upon the first achievement of each such Sales Milestone for the first Product directed toward a Development Target, but not for any subsequent Products directed toward such same Development Target that achieves the same Sales Milestone.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

9.4 Royalty Payments.

9.4.1 Royalty Rate; Royalty Term. MAGENTA shall pay HDPR royalties at a rate of [***] of aggregate Calendar Year Net Sales of Products, on a Product-byProduct and country-by-country basis (the “Royalty Rate”), until the expiry of the Royalty Term for a Product in a country. Thereafter, the licenses with respect to such Product in such country shall be fully paid-up, royalty-free, perpetual and irrevocable in accordance with Section 18.3.3(a).

9.4.2 No Valid Claim. If no Valid Claim of any Patent Rights included in the HDPR IP Rights or Joint IP Rights Covers the using, selling, offering for sale or importing of a Product in a country, then the Royalty Rate shall be reduced to [***] of aggregate Calendar Year Net Sales of such Product in such country.

9.4.3 Third Party Payments. HDPR shall be responsible for all payment and other obligations related to Products and HDPR IP Rights set forth in its agreements with Third Parties. Subject to Section 9.4.5, MAGENTA shall be entitled to deduct [***] of any Deductible Third Party Payments made by MAGENTA or its Sublicensees from royalties owed on Net Sales of Products; provided that MAGENTA shall not be entitled to take this deduction with respect to a Product in a country if MAGENTA has reduced the royalties owed under this Agreement under Section 9.4.2 with respect to such Product in such country.

9.4.4 Buy-Out Option. On a Product-by-Product basis, HDPR hereby grants MAGENTA and its Sublicensees the option to reduce the Royalty Rates set forth in Section 9.4.1 (the “Buy-Out Option”) by sending a written notice of such election to HDPR (the “Buy-Out Option Exercise Notice”) and making a one-time payment to HDPR within [***] of the date of such notice (the “Buy-Out Option Fee”) as set forth below.

(a) The Buy-Out Option Exercise Fee amounts to [***] in case that HDPR receives both the Buy-Out Option Exercise Notice and payment of the Buy-Out Option Fee prior to Initiation of a Phase II Clinical Study for a certain Product.

(b) The Buy-Out Option Exercise Fee amounts to [***] in case that HDPR receives both the Buy-Out Option Exercise Notice and payment of the Buy-Out Option Fee prior to Initiation of a Phase III Clinical Study for a certain Product.

In both cases (a) and (b) above the Royalty Rates for such Product shall be reduced from [***] of aggregate Calendar Year Net Sales of such Product in all countries in the Territory. [***]. [***].

9.4.5 Royalty Floor. Except for the case of No Valid Claim as set forth in Section 9.4.2, in no event shall the total royalty payable by MAGENTA to HDPR for any Product in any country be less than [***] after any deductions allowed pursuant to Section 9.4.3. MAGENTA shall have the right to carry forward as offsets against future royalties payable to HDPR any amounts that, but for the foregoing limitations, MAGENTA and its Sublicensees would have been entitled to deduct from any royalty payable to HDPR under this Agreement.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

10. Accounting and Reporting.

10.1 Timing of Royalty Payments. MAGENTA shall calculate royalties on Net Sales Calendar Quarterly, and MAGENTA shall pay any royalties owed to HDPR pursuant to Section 9.4.1 on account of such Net Sales within [***] after the end of the applicable Calendar Quarter, with such payment to be made to the banking account set forth under Section 10.3. Each payment of royalties due to HDPR will be accompanied by a statement of the amount of Net Sales of each Product in each country in the Territory during the applicable Calendar Quarter and a calculation of the amount of royalty payment due on such Net Sales for such Calendar Quarter.

10.2 Payment Modalities. All payments to HDPR under this Agreement will be made by MAGENTA by deposit of Dollars in the requisite amount to the bank account listed in Section 10.3. For the purpose of calculating any sums due under this Agreement (including the calculation of Net Sales expressed in currencies other than Dollars), MAGENTA will convert any amount expressed in a foreign currency into Dollar equivalents using its own or its Sublicensee’s standard conversion methodology consistent with Accounting Standards. MAGENTA will have the right to offset any amounts that are owed by HDPR to MAGENTA and are undisputed or determined by a legally binding court order against any payments owed by MAGENTA, if any, under this Agreement.

10.3 Bank Account. All payments due by MAGENTA to HDPR under this Agreement will be made to the following banking account (or such other banking account as HDPR may designate to MAGENTA from time to time in writing):

[***]

10.4 Late Payment. Any payment under this Agreement that is not paid on or before the date such payment is due shall bear interest, to the extent permitted by Applicable Law, at [***] above the US prime rate of interest, as reported by the Wall Street Journal, calculated on the number of days such payment is overdue.

11. Taxes.

11.1 Responsibility. HDPR shall provide such information and documentation to MAGENTA as are reasonably requested by MAGENTA to determine if any withholding taxes apply to any payments to be made by MAGENTA to HDPR. Solely to the extent that Applicable Laws require that taxes be withheld with respect to any payments by MAGENTA to HDPR under this Agreement, MAGENTA will: (a) deduct those taxes from the remittable payment, (b) pay the taxes to the proper taxing authority, and (c) send evidence of the obligation together with proof of tax payment to HDPR on a reasonable and timely basis following that tax payment. Each Party agrees to cooperate with the other Party in claiming refunds or exemptions from such deductions or withholdings under any relevant agreement or treaty which is in effect. The Parties shall discuss applicable mechanisms for minimizing such taxes to the extent possible in compliance with Applicable Laws. HDPR will pay any and all taxes levied on account of all payments it receives under this Agreement.

11.2 Cooperation. The Parties shall cooperate in accordance with Applicable Laws to minimize indirect taxes (such as value added tax, sales tax, consumption tax and other similar taxes) in connection with this Agreement.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

12. Financial Auditing.

12.1 HDPR Right to Audit. MAGENTA shall keep, and shall require its Sublicensees to keep, full, true and accurate books of account and records containing all particulars that may be necessary for the purpose of calculating all royalties payable under this Agreement. Such books and records will be retained by MAGENTA and its Sublicensees until the later of (a) [***] after the end of the period to which such books and records pertain or (b) for such longer period as may be required by Applicable Law. Such books and records shall be kept at their principal place of business. At the expense of HDPR, upon at least [***] to MAGENTA or its Sublicensees, as applicable, HDPR has the right to engage a reputed public accounting firm to perform, on behalf of HDPR, an audit of the books and records that are maintained by MAGENTA and its Sublicensees pursuant to this Section 12.1 to ensure the accuracy of all royalty reports and payments made pursuant to this Agreement; provided that, prior to commencing any such audit, such accounting firm shall be required to enter into a confidentiality and non-disclosure agreement with MAGENTA or its Sublicensees, as applicable, that requires such accounting firm to maintain in confidence and not disclose (except as expressly provided for in this Section 12.1) any information learned by such accounting firm during such audit. Such audits may not (a) be conducted for any Calendar Quarter more than [***] after the end of such Calendar Quarter, (b) be conducted more than once in any [***] period or (c) [***]. Such examinations shall occur during regular business hours in such a manner as to not interfere with MAGENTA’s or its Sublicensees’ normal business activities. Results of any audit under this Section 12.1 shall be made available to both MAGENTA and HDPR pursuant to a written report. Such written report shall only contain the amounts that the public accounting firm believes to be due and payable hereunder, including details concerning any discrepancy from the amount paid and potential reasons for such discrepancy, but shall contain no other information of MAGENTA or its Sublicensees. The results of such audits, including the written report provided pursuant to this Section 12.1, shall be the Confidential Information of MAGENTA.

12.2 Overpayments and Underpayments. If the audit reveals an overpayment, such overpayment shall be credited against future royalty payments owed to HDPR under this Agreement or, if no future royalty payments are owed to HDPR under this Agreement, then HDPR shall reimburse MAGENTA, as applicable, for the amount of such overpayment within [***] of receiving the accounting firms written report pursuant to Section 12.1. If the audit reveals an underpayment, MAGENTA shall make such underpayment with the next royalty payment or, if no future royalty payments are owed to HDPR, MAGENTA shall reimburse HDPR for the amount of the underpayment within [***] of receiving the accounting firms written report pursuant to Section 12.1. MAGENTA shall pay for the reasonable and documented costs of such audit only if MAGENTA made an underpayment that exceeds [***] of the aggregate amount of royalty payments owed with regard to the royalty statements subject of the audit. Underpayments that are not paid when due shall bear interest in accordance with Section 10.4.

13. Intellectual Property.

13.1 Background IP. As between the Parties, (a) MAGENTA will retain ownership of all rights, title and interests in, to and under all MAGENTA IP Rights Controlled by MAGENTA prior to the Effective Date or Controlled by MAGENTA during the Agreement Term but that are not generated in the performance of the Research Activities contemplated under this Agreement and (b) HDPR will retain ownership of all rights, title and interests in, to and under the HDPR IP Rights Controlled by HDPR prior to the Effective Date or Controlled by HDPR during the Agreement Term but that is not generated in the performance of the activities contemplated under this Agreement.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

13.2 Ownership of Inventions. Except as otherwise expressly provided herein, ownership of all inventions and discoveries governed by this Agreement shall be determined based on inventorship, and inventorship shall be determined in accordance with U.S. patent law.

13.2.1 MAGENTA IP Improvements. As between the Parties, MAGENTA shall be the sole owner of the Improvements solely related to MAGENTA IP Rights (the “MAGENTA IP Improvements”).

13.2.2 HDPR IP Improvements. As between the Parties, HDPR shall be the sole owner of the Improvements solely related to HDPR IP Rights (the “HDPR IP Improvements”). HDPR IP Improvements shall be included under the rights and licenses granted by HDPR to MAGENTA and its Affiliates in accordance with Section 3.

13.2.3 Joint IP Rights. The term “Joint IP Rights” means all Improvements that are neither MAGENTA IP Improvements nor HDPR IP Improvements. As between the Parties, MAGENTA shall be the sole owner of the Joint IP Rights.

13.3 German Statute on Employee’s Inventions. In accordance with the German Statute on Employees’ Inventions, each Party agrees to claim the unlimited use of any invention conceived, reduced to practice, developed, made or created in the performance of, or as a result of, any Research Activities by its German employees or any other German Person acting on its behalf. The Party which is the ultimate assignee of the German employee’s or other Person’s invention under this Agreement will reimburse the other Party for the royalty payable according to statutory provisions or negotiated with the employee or other Person, provided that such reimbursement will not exceed a payment equal to a royalty rate of [***] on Net Sales for an invention.

13.4 Trademarks. MAGENTA shall own all trademarks, services marks, trade names, product names, logos and all other indicia of source and origin, together with all goodwill related thereto, used on or in connection with Products in the Territory (collectively, “Product Marks”), and shall, at its sole cost and acting in its sole discretion, be responsible for the procurement, maintenance, enforcement and defense of all Product Marks in the Territory. MAGENTA shall have the right to obtain from the World Health Organization International Nonproprietary Name Committee and the US Adopted Names Council a generic name for the Products.

13.5 Right to Handle the Patents.

13.5.1 HDPR IP Rights. HDPR shall, at its sole cost and acting in its sole discretion, be responsible for Handling the Patent Rights included in the HDPR IP Rights and HDPR IP Improvements. HDPR shall promptly provide MAGENTA with copies of any material official correspondence to or from patent offices regarding the Patent Rights included in the HDPR IP Improvements. HDPR shall provide MAGENTA with a reasonable opportunity to review and comment on material filings relating to such Patent Rights before such filings are submitted to any relevant patent office or governmental authority, and shall give reasonable, good faith, consideration to comments offered by MAGENTA with respect thereto in any final filings submitted by HDPR to any relevant patent office or governmental authority; provided that HDPR shall have the final decision with respect thereto.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

13.5.2 MAGENTA IP Rights.

(a) MAGENTA shall, at its sole cost and acting in its sole discretion, Handle all Patent Rights included in the MAGENTA IP Rights, MAGENTA IP Improvements and Joint IP Rights; provided that MAGENTA shall provide HDPR with a reasonable opportunity to review and comment on material filings relating to Patent Rights including in the Joint IP Rights before such filings are submitted to any relevant patent office or governmental authority and shall give reasonable, good faith, consideration to comments offered by HDPR with respect thereto in any final filings submitted by MAGENTA to any relevant patent office or governmental authority; provided that MAGENTA shall have the final decision with respect thereto. MAGENTA shall promptly provide HDPR with copies of any material official correspondence to or from patent offices regarding the Patent Rights included in the Joint IP Rights.

(b) Should MAGENTA decide that it does not desire to Handle a Patent Right included in the Joint IP Rights in a country in the Territory, it shall promptly advise HDPR thereof. At the written request of HDPR, MAGENTA shall, at no cost to HDPR, assign such Patent Rights in such country to HDPR, and HDPR may thereafter Handle such Patent Right at HDPR’s own cost, to the extent that HDPR desires to do so.

13.6 Infringement.

13.6.1 Notification. Each Party shall promptly provide written notice to the other Party during the Agreement Term of any (a) known infringement or suspected infringement by a Third Party of any Patent Rights included in the HDPR IP Rights, HDPR IP Improvements or Joint IP Rights or (b) known or suspected unauthorized use or misappropriation by a Third Party of Know-How included in the HDPR IP Rights, HDPR IP Improvements or Joint IP Rights, and shall provide the other Party with all evidence in its possession supporting such infringement or unauthorized use or misappropriation.

13.6.2 Right to Enforce. MAGENTA shall have the sole right and option, but not the obligation, to bring an infringement action for suspected infringement of the Patent Rights or Know-How included in the MAGENTA IP Rights, MAGENTA IP Improvements or Joint IP Rights (other than with respect to Patent Rights included in the Joint IP Rights assigned to HDPR pursuant to Section 13.5.2(b)). [***]. HDPR shall reasonably assist MAGENTA (at MAGENTA’s expense) in any such infringement action if so requested, including by being named or joined as a plaintiff to such action. In the event that either Party learns of an infringement action for suspected infringement of the Patent Rights or Know-How included in the HDPR IP Rights or HDPR IP Improvements that (a) relates to the development, manufacture or sale of a product that is or is reasonably expected to be competitive to a Product and (b) does not and is not reasonably expected to infringe any of the Patent Rights or Know-How included in the MAGENTA IP Rights, MAGENTA IP Improvements or Joint IP Rights ((a)-(b), a “Competitive Infringement”), then the Party that first learns of such Competitive Infringement will notify the other Party thereof in writing. [***].

13.6.3 Damages. In the event that MAGENTA exercises the rights conferred in Section 13.6.2 and recovers any damages or other sums in such infringement action, or in settlement thereof, such damages or other sums recovered shall (a) with respect to damages or other sums recovered on account of infringement of the Patent Rights included in the MAGENTA IP Rights and MAGENTA IP Improvements, be solely retained by MAGENTA, (b) with respect to damages or other sums recovered on account of infringement of the Patent Rights included in the Joint IP Rights, first be applied to all reasonable out-of-pocket costs and expenses incurred by the Parties in connection with the action relating to such infringement (including reasonable attorneys’ fees), with the remainder shared [***] and (c) with respect to damages or other sums

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

recovered on account of MAGENTA’s step-in enforcement rights with respect to a Competitive Infringement, first be applied to all reasonable out-of-pocket costs and expenses incurred by the Parties in connection with the action relating to such infringement (including reasonable attorneys’ fees), with the remainder shared [***]. In the event that HDPR exercises its first right to bring an infringement action for a Competitive Infringement pursuant to Section 13.6.2 and recovers any damages or other sums in such infringement action, or in settlement thereof, such damages or other sums recovered shall first be applied to all reasonable out-of-pocket costs and expenses incurred by the Parties in connection therewith (including reasonable attorneys’ fees), with the remainder shared [***], respectively. If any recovery is insufficient to cover all costs and expenses of the Parties as aforesaid, such recovery shall be shared in proportion to the total of such costs and expenses incurred by each Party.

14. Representations and Warranties.

14.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that, as of the Effective Date:

(a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement, and to carry out the provisions hereof;

(b) it is duly authorized to execute and deliver this Agreement, and to perform its obligations hereunder, and the Person or Persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; and

(c) this Agreement is legally binding upon it and enforceable in accordance with its terms.

14.2 Representations and Warranties of HDPR. HDPR represents and warrants to MAGENTA, as of the Effective Date, that:

(a) it is the sole and exclusive owner of all HDPR IP Rights, free of any lien or security interest;

(b) it has the power and authority to grant and license to the MAGENTA all of the rights, title and interests purported to be granted herein;

(c) no Third Party has challenged the ownership, scope, duration, validity, enforceability, priority or right to use any HDPR IP Rights;

(d) to HDPR’s knowledge, the use, development, manufacture or commercialization by HDPR or MAGENTA (or their respective Affiliates, Sublicensees or subcontractors, as applicable) of the Compound or Products do not infringe any issued patent of any Third Party;

(e) there is no (i) claim, demand, suit, proceeding, arbitration, inquiry, investigation or other legal action of any nature (whether civil, criminal, regulatory or otherwise) pending or, to HDPR’s knowledge, threatened against HDPR or any of its Affiliates or (ii) judgment or settlement against or owed by HDPR or any of its Affiliates, in each case ((i)-(ii)), with respect to the HDPR IP Rights or any Amanitin Toxin Construct;

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(f) to HDPR’s knowledge, no Third Party is infringing any HDPR IP Rights;

(g) HDPR has not intentionally failed to furnish MAGENTA with any information requested by MAGENTA, or intentionally concealed from MAGENTA any information in its possession, regarding the safety of Amanitin Toxin Constructs; and

(h) neither HDPR nor its Affiliates, nor any of their employees, officers, subcontractors or consultants who have rendered services relating to the Compounds or Products (a) has ever been debarred or is subject to debarment or convicted of a crime for which an entity or person could be debarred by the FDA under 21 U.S.C. Section 335a or (b) have ever been under indictment for a crime for which a person or entity could be so debarred.

14.3 Covenants of HDPR. HDPR covenants to MAGENTA that, from and after the Effective Date and during the Agreement Term of this Agreement:

(a) it shall not, and shall cause its Affiliates to not, assign, transfer, convey, option or grant any rights to the HDPR IP Rights or HDPR IP Improvements that are inconsistent with or would conflict with or limit the scope of any of the rights or licenses granted to MAGENTA hereunder; and

(b) it shall not, and shall cause its Affiliates to not (i) license, sell, assign or otherwise transfer to any Person (other than to a successor in interest as permitted under Section 19.3) any HDPR IP Rights or HDPR IP Improvements (or agree to do any of the foregoing) or (ii) incur or permit to exist, with respect to any HDPR IP Rights or HDPR IP Improvements, any lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties or other restriction (including in connection with any indebtedness) that would reduce or adversely affect MAGENTA’s rights hereunder.

15. Indemnification.

15.1 Indemnification by MAGENTA. MAGENTA shall indemnify, hold harmless and defend HDPR and its Affiliates, and its and their directors, officers, employees and agents from and against any and all losses, expense and, cost of defense (including reasonable attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) arising in connection with any claims, suits, proceedings or other causes of action brought by a Third Party to the extent arising out of (a) a breach by MAGENTA or its Affiliates of its representations, warranties and covenants set forth in Section 14 or a breach of Section 17, (b) the gross negligence, willful misconduct or fraud of MAGENTA or its Affiliates and (c) the development or use of any Compound or Product by MAGENTA or its Affiliates, with respect to each ((a)-(c)), except to the extent such losses, expenses, costs and amounts are due to the gross negligence, willful misconduct or fraud of HDPR or its Affiliates.

15.2 Indemnification by HDPR. HDPR shall indemnify, hold harmless and defend the MAGENTA Group (which, for purposes of this Section 15.2 only, will include Affiliates of MAGENTA, whether or not such Affiliates have been granted a sublicense hereunder) and its Contractors, directors, officers, employees and agents from and against any and all losses, expenses and costs of defense (including reasonable attorneys’ fees, witness fees, damages, judgments, fines and amounts paid in settlement) arising in connection with any claims, suits, proceedings or other causes of action brought by a Third Party to the extent arising out of (a) a breach by HDPR or its Affiliates of its representations, warranties and covenants set forth in Section 14 or a breach of Section 17 and (b) the gross negligence, willful misconduct or fraud of HDPR or its Affiliates, with respect to each ((a)-(b)), except to the extent such losses, expenses, costs and amounts are due to the gross negligence, willful misconduct or fraud of a member of the MAGENTA Group.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

15.3 Procedure. In the event of a claim by a Third Party against a Person entitled to indemnification under this Agreement (“Indemnified Party”), the Indemnified Party shall promptly notify the other Party (“Indemnifying Party”) in writing of the claim and the Indemnifying Party shall undertake and solely manage and control, at its sole expense, the defense of the claim, including any settlement thereof. The Indemnified Party shall, at the Indemnifying Party’s expense, reasonably cooperate with the Indemnifying Party in connection with the defense of such claim and may, at its option and expense, be represented in any such action or proceeding by counsel of its choice. The Indemnifying Party shall not be liable for any litigation costs or expenses incurred by the Indemnified Party without the Indemnifying Party’s written consent. The Indemnifying Party shall not settle any such claim unless such settlement fully and unconditionally releases the Indemnified Party from all liability relating thereto, unless the Indemnified Party agrees in writing otherwise.

16. Limitation of Liability; Disclaimer

16.1 Limitation of Liability. EXCEPT IN CONNECTION WITH (A) BREACHES OF SECTION 17 BY HDPR OR ITS AFFILIATES, (B) THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD OF HDPR OR ITS AFFILIATES OR (C) LOSSES AND CLAIMS PURSUANT TO SECTION 15.2, THE LIABILITY OF HDPR UNDER THIS AGREEMENT IS LIMITED TO [***].

16.2 Consequential Damages. EXCEPT IN CONNECTION WITH (A) BREACHES OF SECTION 17 BY A PARTY OR ITS AFFILIATES, (B) THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR FRAUD OF A PARTY OR ITS AFFILIATES OR (C) LOSSES AND CLAIMS PURSUANT TO SECTION 15, IN NO EVENT SHALL EITHER HDPR OR THE MAGENTA GROUP BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS INTERRUPTION, ARISING OUT OF THIS AGREEMENT, WHETHER BASED ON CONTRACT, TORT, STATUTORY DUTY OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

16.3 Disclaimer. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 14 ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES NOT EXPRESSLY SET FORTH HEREIN. HDPR AND MAGENTA DISCLAIM ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO EACH OF THEIR RESEARCH, DEVELOPMENT AND COMMERCIALIZATION EFFORTS HEREUNDER, INCLUDING, WHETHER THE PRODUCTS CAN BE SUCCESSFULLY DEVELOPED OR MARKETED OR THE ACCURACY, PERFORMANCE, UTILITY, RELIABILITY, TECHNOLOGICAL OR COMMERCIAL VALUE, COMPREHENSIVENESS, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WHATSOEVER OF THE PRODUCTS.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

17. Obligation Not to Disclose Confidential Information.

17.1 Non-Use and Non-Disclosure. During the Agreement Term and for [***] thereafter, a Receiving Party shall (a) keep in confidence and not disclose to any Third Party any Confidential Information provided to it by the Disclosing Party, using the same degree of care in protecting such Confidential Information as it would use to protect its own information of a similar nature (but in no event, less than a reasonable degree of care) and (b) not use or disclose such Confidential Information other than as expressly provided for in this Agreement or as reasonably necessary for fulfilling its obligations or exercising its rights under this Agreement.

17.2 Permitted Disclosure. Notwithstanding the obligation of non-use and nondisclosure set forth in Section 17.1, the Parties recognize the need for certain exceptions to this obligation, specifically set forth below, with respect to press releases, Patent Rights, publications, and certain commercial considerations. To that end, each Party may disclose Confidential Information to the extent such disclosure is:

17.2.1 in the reasonable opinion of the Receiving Party’s legal counsel, required to be disclosed pursuant to Applicable Law or a valid order of a court of competent jurisdiction or governmental body; provided that the Receiving Party will first have given prompt written notice to the Disclosing Party so that the Disclosing Party has a reasonable opportunity to take whatever action it deems necessary to protect its Confidential Information. In the event that no protective order or other remedy is obtained, or the Disclosing Party waives compliance with the terms of this Agreement, the Receiving Party will furnish only that portion of Confidential Information which the Receiving Party is advised by counsel is legally required to be disclosed;

17.2.2 made by or on behalf of MAGENTA to Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval of a Product in accordance with the MAGENTA’s rights under the terms of this Agreement; provided that reasonable measures will be taken to assure confidential treatment of HDPR’s Confidential Information to the extent practicable and consistent with Applicable Law;

17.2.3 made by or on behalf of the Receiving Party to a patent authority as may be reasonably necessary or useful for purposes of Handling a Patent Right in accordance with the Receiving Party’s rights under the terms of this Agreement; provided that the Disclosing Party is informed about such disclosure and reasonable measures will be taken to assure confidential treatment of such Confidential Information, to the extent such protection is available; and

17.2.4 made by the Receiving Party to its (a) financial and legal advisors who have a need to know the Disclosing Party’s Confidential Information, (b) its Affiliates or (c) its or their advisors, consultants, clinicians, vendors, service providers, Sublicensees or Contractors as may be necessary or reasonably required in connection with the research, development, manufacture, commercialization, use or other exploitation of Compounds or Products; provided that such Persons (the “Permitted Recipients”) will be subject to obligations of confidentiality and non-use with respect to such Confidential Information at least as protective to the Disclosing Party as the obligations of confidentiality and non-use of the Receiving Party pursuant to this Section 17.

17.3 Publications. Notwithstanding the obligation of non-use and non-disclosure set forth in Section 17.1, during the Agreement Term, the following provisions shall apply with respect to disclosure by any Party of Confidential Information relating to the Product in any publication or presentation:

(a) Both Parties acknowledge that it is their policy for the studies and results thereof to be registered and published in accordance with their internal guidelines.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(b) A Party (“Publishing Party”) shall provide the other Party with a copy of any proposed publication or presentation at least [***] (or at least [***] in the case of oral presentations) prior to submission for publication or presentment so as to provide such other Party with an opportunity to recommend any changes it reasonably believes are necessary to continue to maintain the confidentiality of any Confidential Information contained in such publication or presentation and disclosed by the other Party to the Publishing Party pursuant to this Agreement. The Publishing Party shall reasonably consider any such recommended changes and will not unreasonably refuse to incorporate any such changes. If such other Party notifies (“Publishing Notice”) the Publishing Party in writing, within [***] after receipt of the copy of the proposed publication or presentation (or at least [***] in the case of oral presentations), that such publication or presentation, in its reasonable judgment, (i) contains an invention, solely or jointly conceived or reduced to practice by the other Party, for which the other Party reasonably desires to obtain patent protection or (ii) could be expected to have an adverse effect on the commercial value of the other Party’s Patent Rights, Know-How, Compounds or Products, with respect to each ((i)-(ii)), then the Publishing Party shall prevent such publication or delay such publication for a mutually agreeable period of time. In the case of inventions, a delay shall be for a period reasonably sufficient to permit the timely preparation and filing of a patent application(s) on such invention, and in no event less than [***] from the date of the Publishing Notice. Notwithstanding the foregoing, in no event may HDPR or its Affiliates make a publication or presentation with respect to any Compound or Product without first obtaining MAGENTA’s prior written consent.

(c) On or promptly after the Effective Date, the Parties shall issue a public announcement regarding the execution of this Agreement, to be previously agreed upon by the Parties and attached hereto as Appendix 3.

18. Term and Termination.

18.1 Commencement and Term. This Agreement shall commence upon the Effective Date and continue for the Agreement Term.

18.2 Termination.

18.2.1 Termination for Breach. In the event a Party (“Breaching Party”) is in material breach of any of its obligations under this Agreement, including under Section 9, the other Party (“Non-Breaching Party”) shall have the right to terminate this Agreement in its entirety in accordance with this Section 18.2.1; provided that, if such material breach does not constitute a material breach of the payment obligations set forth in Article 9 and relates solely to a specific Product, Non-Exclusive Research Target, Exclusive Research Target or Development Target, then the Non-Breaching Party shall have the right to terminate this Agreement solely with respect to such Product, Non-Exclusive Research Target, Exclusive Research Target or Development Target in accordance with this Section 18.2.1. The Non-Breaching Party shall provide written notice to the Breaching Party, which notice shall identify the breach and the Products, Non-Exclusive Research Targets, Exclusive Research Targets or Development Targets to which such breach relates. The Breaching Party shall have a period of [***] after such written notice is provided (“Peremptory Notice Period”) to cure such breach. If the Breaching Party has a bona fide dispute as to whether such breach has occurred or has been cured, it will so notify the Non-Breaching Party in writing, and the Peremptory Notice Period shall be tolled until such dispute is resolved pursuant to Section 19.2. Upon a final determination of breach or failure to cure, the Breaching Party shall have the remainder of the Peremptory Notice Period to cure such breach. If such breach is not cured within the Peremptory Notice Period, then the Non-Breaching Party may provide the Breaching Party with a written notice of termination specifying the Products, Non-Exclusive Research Targets, Exclusive Research Targets or Development Targets with respect to which the Agreement is terminating, which termination will be effective as of the date such written notice is received by the Breaching Party; provided, however, that if such breach is not reasonably curable within such [***] period and the Breaching Party is using good faith efforts to cure such breach during such [***] period, then the Breaching Party will have an additional [***] to cure such breach.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

18.2.2 Insolvency. A Party shall have the right to terminate this Agreement, if the other Party experiences an Insolvency Event; provided, however, that, in the case of any involuntary bankruptcy proceeding, such right to terminate shall only become effective if the Party that incurs the Insolvency Event consents to the involuntary bankruptcy proceeding or such proceeding is not dismissed within [***] after the filing thereof.

18.2.3 Termination by MAGENTA Without Cause. MAGENTA shall have the right to terminate the Agreement, at any time, in its entirety or on a Non-Exclusive Research Target-by-Non-Exclusive Research Target, Exclusive Research Target-by-Exclusive Research Target, Development Target-by-Development Target, Product-by-Product or country-by-country basis, upon (a) [***] prior written notice to HDPR, if terminating before First Commercial Sale of a Product in a country or (b) [***] prior written notice to HDPR, if terminating after the First Commercial Sale of such Product or a Product directed to such Exclusive Research Target, as applicable, in a country. By way of example, if First Commercial Sale of a Product has occurred in the EU but not in the US and MAGENTA desires to terminate this Agreement with respect to such Product, then MAGENTA will be required to provide HDPR with [***] prior written notice to terminate this Agreement with respect to such Product in the EU, but will only be required to provide HDPR with [***] prior written notice to terminate this Agreement with respect to such Product in the US.

18.3 Consequences of Termination and Expiration.

18.3.1 Partial Termination. Upon any termination of this Agreement with respect to a Product, Non-Exclusive Research Target, Exclusive Research Target or Development Targets by HDPR for MAGENTA’s material breach in accordance with Section 18.2.1 or by MAGENTA for HDPR’s material breach in accordance with Section 18.2.1 or at-will pursuant to Section 18.2.3:

(a) all rights and licenses granted by a Party to another Party under this Agreement shall terminate immediately on the effective date of termination with respect to the terminated Product, Non-Exclusive Research Target, Exclusive Research Target or Development Target, as applicable; provided that MAGENTA’s grant of the Grant-Back License to HDPR shall not terminate;

(b) with respect to a terminated Product, should MAGENTA have any inventory of a Product for which Regulatory Approval has been obtained prior to termination, MAGENTA shall have [***] thereafter in which to dispose of such inventory (subject to the payment to HDPR of any royalties due hereunder arising from such disposition);

(c) each Party shall reasonably promptly return or, at the written election of the Disclosing Party, destroy all Confidential Information of the Disclosing Party in its possession or control that are solely related to the terminated Product, Non-Exclusive Research Target, Exclusive Research Target or Development Target; provided that each Party may keep one archival copy of such Confidential Information; and

(d) neither Party shall be relieved of any obligation that accrued prior to the effective date of such termination.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

18.3.2 Termination in its Entirety. Upon any termination of this Agreement in its entirety by HDPR for MAGENTA’s insolvency in accordance with Section 18.2.2 or by MAGENTA for HDPR’s insolvency in accordance with Section 18.2.2 or at-will pursuant to Section 18.2.3:

(a) all rights and licenses granted by a Party to another Party under this Agreement; provided that MAGENTA’s grant of the Grant-Back License to HDPR shall not terminate;

(b) should MAGENTA have any inventory of any Product approved and allocated prior to termination for sale in the Territory, MAGENTA shall have [***] thereafter in which to dispose of such inventory (subject to the payment to HDPR of any royalties due hereunder arising from such disposition);

(c) each Party shall reasonably promptly return or, at the written election of the Disclosing Party, destroy all Confidential Information of the Disclosing Party in its possession or control; provided that each Party may keep one archival copy of such Confidential Information; and

(d) neither Party shall be relieved of any obligation that accrued prior to the effective date of such termination.

18.3.3 Effects of Expiration. Upon any expiration of this Agreement with respect to a given country and a given Product, or in its entirety:

(a) the licenses with respect to the HDPR IP Rights and HDPR IP Improvements granted to MAGENTA under Section 3 with respect to such country and such Product shall be conclusively deemed to continue to remain in full force and effect and shall be fully paid-up, perpetual and irrevocable;

(b) all amounts due or payable to HDPR that were accrued, or that arise out of acts or events occurring, prior to the effective date of expiration shall remain due and payable, but no additional amounts shall be payable based on events occurring after the effective date of termination;

(c) HDPR shall reasonably promptly return or, at the written election of MAGENTA, destroy all Confidential Information of MAGENTA in its possession or control; provided that HDPR may keep one archival copy of such Confidential Information; and

(d) neither Party shall be relieved of any obligation that accrued prior to the effective date of such termination.

18.3.4 Rights in Lieu of Termination. In the event that MAGENTA has the right to terminate this Agreement pursuant to Section 18.2.1 with respect to a Product, Non-Exclusive Research Target, Exclusive Research Target or Development Target on account of HDPR’s gross negligence or willful misconduct, then, without prejudice to any other rights or remedies MAGENTA may have at law or in equity, MAGENTA may elect, in lieu of such termination, to not terminate this Agreement but have all future payments payable to HDPR with respect to such Product, Non-Exclusive Research Target, Exclusive Research Target or Development Target, after the application of all available reductions and deductions to such payments hereunder, shall be reduced so that the payments MAGENTA owes HDPR under this Agreement are the greater of (a) [***] or (b) [***].

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18.4 Rights in Bankruptcy.

18.4.1 Applicability of 11 U.S.C. § 365(n). All rights and licenses (collectively, the “Intellectual Property”) granted under or pursuant to this Agreement, including all rights and licenses to use Improvements or enhancements developed during the Agreement Term, are intended to be, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Bankruptcy Code”) or any analogous provisions in any other country or jurisdiction, licenses of rights to “intellectual property” as defined under Section 101(35A)of the Bankruptcy Code. The Parties agree that the licensee of such Intellectual Property under this Agreement will retain and may fully exercise all of its rights and elections under the Bankruptcy Code, including Section 365(n) of the Bankruptcy Code, or any analogous provisions in any other country or jurisdiction. All of the rights granted to either Party under this Agreement will be deemed to exist immediately before the occurrence of any Insolvency Event in which the other Party is the debtor.

18.4.2 Rights of Non-Debtor Party in Bankruptcy. If an Insolvency Event is commenced by or against either Party under the Bankruptcy Code or any analogous provisions in any other country or jurisdiction, the non-debtor Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any Intellectual Property and all embodiments of such Intellectual Property, which, if not already in the non-debtor Party’s possession, will be delivered to the non-debtor Party within [***] of such request; provided that the debtor Party is excused from its obligation to deliver the Intellectual Property to the extent the debtor Party continues to perform all of its obligations under this Agreement and the Agreement has not been rejected pursuant to the Bankruptcy Code or any analogous provision in any other country or jurisdiction.

18.5 Survival. In addition to any section, article of provision that is expressly stated to survive termination or expiration of this Agreement, Article 1 (Definitions); Section 3.6 (Grant-Back License); Section 3.7 (with respect to surviving sublicenses); Section 6.1.3 (Further Assurances); Section 7.2 (Right of Reference); Article 12 (Auditing); Section 13.1 (Background IP); Section 13.2 (Ownership of Inventions); Section 13.3 (German Statute on Employee’s Inventions); Section 13.4 (Trademarks); Article 15 (Indemnification); Article 16 (Limitation of Liability; Disclaimer); Article 17 (Obligation Not to Disclose Confidential Information); Section 18.3 (Consequences of Termination) and Article 19 (Miscellaneous) shall survive any expiration or termination of this Agreement for any reason.

19. Miscellaneous.

19.1 Governing Law; Place of Jurisdiction. This Agreement shall be governed by the laws of the State of New York, USA, without regard to any conflicts of laws concepts that would apply the substantive law of some other jurisdiction. Any disputes arising out of this Agreement or any other stipulations in connection with this Agreement are to be decided by the competent court of law. Place of jurisdiction for both Parties is New York, NY, US, and each Party irrevocably submits to the exclusive jurisdiction of and laying of venue in such courts. Notwithstanding the foregoing, each Party shall have the right to seek injunctive or other equitable relief from any court of competent jurisdiction as may be necessary to avoid irreparable harm, without the need to post any security.

19.2 Disputes. Unless otherwise set forth in this Agreement, in the event of any dispute in connection with this Agreement, such dispute shall be referred to the respective executive officers of the Parties designated below or their designees, for good faith negotiations attempting to resolve the dispute. If the executive officers (or their designees) are unable to resolve such dispute within [***] of such dispute first being referred to them for resolution, then either Party may avail itself to any other remedies it has at law or in equity, subject to Sections 19.1. The designated executive officers are as follows:

For HDPR:	CEO
For MAGENTA:	CEO

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19.3 Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except that such consent shall not be required in connection with any assignment to (a) an Affiliate of the assigning Party or (b) a Third Party in connection with a sale or transfer of the business to which this Agreement relates or to any successor Person resulting from any merger or consolidation of such Party with or into such Person; provided that, with respect to each ((a)-(b)), the assignee shall have agreed in writing to assume all of the assignor’s obligations hereunder; and provided, further, that the other Party shall be notified promptly after such assignment has been effected. In the event of a Change of Control of HDPR (other than through an internal restructuring of the companies comprising the dievini Group), HDPR or its successor shall perform a Non-GMP Partial Manufacturing Technology Transfer, a Non-GMP Full Manufacturing Technology Transfer or a GMP Full Manufacturing Technology Transfer, as requested by MAGENTA in writing, for the benefit of MAGENTA against payment of fees as set forth in this Agreement.

19.4 Independent Contractor. No employee or representative of either Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever or to create or impose any contractual or other liability on the other Party without said Party’s prior written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, each Party’s legal relationship to the other Party under this Agreement shall be that of independent contractor.

19.5 Unenforceable Provisions and Severability. If any of the provisions of this Agreement are held to be void or unenforceable, then such void or unenforceable provisions shall be replaced by valid and enforceable provisions that will achieve, as far as possible, the economic business intentions of the Parties. However, the remainder of this Agreement will remain in full force and effect; provided that the material interests of the Parties are not affected (i.e., the Parties would presumably have concluded this Agreement without the unenforceable provisions).

19.6 Waiver. The failure by either Party to require strict performance or observance of any obligation, term, provision or condition under this Agreement will neither constitute a waiver thereof nor affect in any way the right of the respective Party to require such performance and/or observance. The waiver by either Party of a breach of any obligation, term, provision or condition hereunder shall not constitute a waiver of any subsequent breach thereof or of any other obligation, term, provision or condition. No waiver of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by each of the Parties.

19.7 Appendices. All Appendices to this Agreement shall form an integral part to this Agreement.

19.8 Amendments. No amendments of the terms and conditions of this Agreement shall be binding upon either Party hereto unless in writing and signed by both Parties.

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19.9 Further Assurances. Each Party agrees to do and perform all such further acts and things and shall execute and deliver such other agreements, certificates, instruments and documents necessary or that the other Party may deem advisable in order to carry out the intent and accomplish the purposes of this Agreement and to evidence, perfect or otherwise confirm its rights hereunder.

19.10 Invoice Address. All invoices that are required or permitted hereunder shall be in writing and sent by HDPR to MAGENTA at the following address:

50 Hampshire St. – 8th floor

Cambridge, MA 02139 USA

19.11 Notice. All notices that are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile or electronic mail (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to HDPR, to:	Heidelberg Pharma Research GmbH [***] Schreisheimer Strasse 101 68526 Ladenburg Germany [***]

And:	[***]

if to MAGENTA, to:	Magenta Therapeutics, Inc. 50 Hampshire St. 8th floor Cambridge, MA 02139 USA [***]

And:	[***]

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed delivered on the date received.

19.12 Rules of Construction. Headings and captions are for convenience only and are not be used in the interpretation of this Agreement. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, any rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply. In construing this Agreement (a) use of the singular includes the plural and vice versa; (b) “include” or “including” shall mean without limitation by reason of enumeration, (c) the words “herein”, “hereof, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision, (d) except where the context otherwise requires, the word “or” is used in the inclusive sense; and (e) the words “shall” and “will” will be construed as equivalents and neither word shall be deemed to be more permissive than the other. Accounting terms not otherwise defined herein have the meanings given to them in accordance with the applicable Accounting Standard.

19.13 Counterparts. This Agreement may be executed in counter-parts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Signatures to this Agreement transmitted by email in “portable document format” (“.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Parties, acting through their duly authorized representatives, have entered into this Agreement as of the Effective Date.

Heidelberg Pharma Research GmbH

By:	/s/ Jan Schmidt-Brand	By:	/s/ Marcel Linssen
Name:	Dr. Jan Schmidt-Brand	Name:	Marcel Linssen
Title:	Chief Executive Officer	Title:	Chief Business Officer

Magenta Therapeutics, Inc.

By:	/s/ Jason Gardner	By:	/s/ Christina Isacson
Name:	Jason Gardner	Name:	Christina Isacson
Title:	CEO	Title:	CBO

[Signature Page to Exclusive Research, Development Option and License Agreement]

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Appendix 1

RESEARCH PLAN

MAGENTA is currently developing four ADC profiles to address patient conditioning unmet needs in hematopoietic stem cell transplantation (HSCT). Lead antibodies to [***], have been evaluated. MAGENTA continues to evaluate tool antibodies to [***] and will launch antibody discovery campaigns to discover lead antibodies against these targets in early 2018. Through this Research Plan (“Plan”) MAGENTA will continue to progress [***].

As part of this Plan HDPR will work with MAGENTA to provide [***].

Both MAGENTA and HDPR will discuss each parties’ role in performing conjugations. Both parties will agree to a certain number of conjugation slots per quarter to be performed on behalf of MAGENTA at HDPR.

Target 1

MAGENTA plans to [***]. Through ongoing MTA agreements with HDPR, MAGENTA has made considerable progress in [***]. [***].

Estimated timelines and sequence of steps for Target 1 research plan are in the attached appendix and include the steps described below:

Step 1: Evaluation of alternate amanitin linker payloads ([***])

To allow full evaluation of HDPR’s amanitin technology MAGENTA would like access to research quantities [***].

The following steps assume [***]. MAGENTA and HDPR to discuss potential of evaluating other linker payloads in parallel after Step 1 Evaluation phase.

Step 2: Developability Assessment ([***])

MAGENTA will require [***]. [***]. [***].

Rationale:

It is expected that [***]. All antibodies will be subjected to conjugation optimization followed by selecting conditions for scale up. ADCs will be characterized using above mentioned assays for binding, in-vitro/in-vivo studies, early formulation, developability and accelerated stability studies. It is expected that batch sizes will vary between [***] depending upon the scope of studies.

Step 3: Perform Demo Batches ([***])

To gain experience and inform selection of a CMO for GMP conjugation MAGENTA plans to perform demo batches at [***]. Each CMO will [***].

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Rationale:

A reference standard will be prepared at MAGENTA which is expected to consume [***]. The reference standard will be used to generate analytical data that will serve as a standard for analytical results from CMOs. Each CMO will perform conjugation optimization which is expected to consume [***]. ADCs prepared at CMOs will be tested at MAGENTA for characterization and analysis.

The final decision for linker/payload is [***]. Change of linker will [***].

Step 4: Prepare [***]

MAGENTA plans to execute [***] to gain further understanding of the activity, toxicity and pharmacokinetic profile of our lead ADC. [***]. Conjugations performed at HDPR or MAGENTA at [***]. [***].

Step 5: Formulation and Process Development ([***])

MAGENTA requires [***]. [***]. Conjugation parameters [***] such as [***] will also be optimized. The optimized process will be expected to maintain [***]. A panel of formulations will also be developed to assess ADC stability. [***]. Buffers will be made with [***].

Step 6: Analytical Method Development ([***])

MAGENTA requires [***]. MAGENTA’s analytical group has developed [***]. [***].

As Part of method development, MAGENTA will require [***].

Step 7: Process and Formulation Development at CMO ([***])

MAGENTA requires approximately [***]. Activities include [***].

Step 8: Tech transfer, method qualification / validation and release assays at CMOs ([***])

MAGENTA requires approximately [***]. Activities include [***].

Step 9: Engineering/GLP Tox Manufacturing ([***])

[***].

Step 10: GMP Manufacturing ([***])

[***].

Target 1 Timeline

[***]

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Target 2 [***]

Step 1: Evaluation/Discovery Phase

MAGENTA is developing a second ADC against Target 2. Currently MAGENTA is [***].

Steps 2-10: Development Phase

Once a lead is identified for Target 2 ADC ([***].

Targets 3 and 4 [***]

Step 1: Evaluation/Discovery Phase

MAGENTA is [***].

Steps 2-10: Development Phase

[***].

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Appendix 2

Service Cost List

[To be added after the Effective Date.]

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Appendix 3

Press Release*

(see Note to the Agreement at the end of the Press Release)

Magenta Therapeutics and Heidelberg Pharma Sign Exclusive Multi-Target Research Agreement for the Development of Antibody Drug Conjugates

•	Collaboration enables and accelerates Magenta’s research and development efforts across several targeted conditioning programs for bone marrow transplant

•	Expands application of Heidelberg Pharma ATAC technology to new targets

Ladenburg, Germany, and Cambridge, MA, USA, xx February 2018—Heidelberg Pharma AG (FSE:WL6), a biotechnology company developing new options to address major challenges in cancer therapy, and Magenta Therapeutics Inc., a biotechnology company developing therapeutics to improve and extend the use of curative bone marrow transplant for more patients, today announced the signing of an exclusive multi-target research agreement. Heidelberg Pharma Research GmbH signed this collaboration, which will combine Magenta’s stem cell platform with proprietary antibodies across up to four exclusive targets with Heidelberg Pharma’s proprietary ATAC (Antibody Targeted Amanitin Conjugates) platform.

“There is a significant need for targeted conditioning regimens for bone marrow transplant, and this is a key area of focus for Magenta. Our partnership with Heidelberg Pharma is an important step in our development of proprietary targeted antibody drug conjugates for conditioning,” said Michael Cooke, Ph.D., Chief Scientific Officer, Magenta Therapeutics. “Amanitin is one of the promising toxins we are exploring in our targeted conditioning programs, and our partnership with Heidelberg Pharma will allow us to fully evaluate the potential of this payload.”

“We are delighted to collaborate with Magenta Therapeutics, a company at the forefront of transforming the field of bone marrow transplant medicine. We believe this partnership further validates our technology and underscores our leadership in the field of Antibody Targeted Amanitin Conjugates, a new mode of action for attacking cancer,” said Andreas Pahl, Ph.D., Chief Scientific Officer, Heidelberg Pharma. “We look forward to working with Magenta to expand the application of our ATAC technology to new targets to potentially address unmet needs in bone marrow transplantation.”

Under the terms of the multi-target research agreement, Magenta will have access to Heidelberg Pharma’s Amanitin toxin-linker platform technology. Magenta has an option for an exclusive target-specific license for global development and commercialization rights to each of the product candidates resulting from the research collaboration.

Heidelberg Pharma will receive upfront technology access and exclusivity fees and payments for research support. Under the exclusive license agreement, Heidelberg Pharma would be eligible to receive option fees, clinical development, regulatory and sales-related milestone payments up to $334 million USD, if Magenta exercises all target options and all milestones are met.

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About Bone Marrow Transplant

Healthy bone marrow stem cells and the blood cells they create are crucial for survival, but certain diseases can affect the bone marrow, interfering with its ability to function properly. A bone marrow transplant is a process to replace unhealthy bone marrow with healthy bone marrow stem cells. Bone marrow transplant can save the lives of patients with blood cancers and genetic diseases and is a potential cure for patients with severe refractory autoimmune diseases. However, the high risks, toxic side effects and complexity of the procedure currently prevent many patients from being able to benefit.

About Heidelberg Pharma

Heidelberg Pharma is an oncology specialist and the first company to develop the toxin Amanitin into cancer therapies using its proprietary Antibody Targeted Amanitin Conjugate (ATAC) technology and to advance the biological mode of action of the toxin as a novel therapeutic principle. This proprietary technology platform is being applied to develop the Company’s proprietary therapeutic ATACs as well as in third-party collaborations to create a variety of ATAC candidates. The proprietary lead candidate HDP-101 is a BCMA ATAC for multiple myeloma. ATAC technology is the core activity of subsidiary Heidelberg Pharma Research GmbH.

Heidelberg Pharma AG has entered into partnerships to further develop and commercialize its clinical assets MESUPRON® and REDECTANE®, while RENCAREX® is available for out-licensing and further development. The Company is listed on the Frankfurt Stock Exchange: ISIN DE000A11QW0 / WKN A11QW / Symbol WL6. More information is available at www.heidelberg-pharma.com.

About Magenta Therapeutics

Magenta Therapeutics is a biotechnology company developing therapeutics to revolutionize bone marrow transplant for patients with autoimmune diseases, blood cancers and genetic diseases. By creating a platform focused on critical areas of transplant medicine, Magenta Therapeutics is pioneering an integrated approach to extend the curative power of bone marrow transplant to more patients. Founded by internationally recognized leaders in bone marrow transplant medicine, Magenta Therapeutics was launched in 2016 by Third Rock Ventures and Atlas Venture and is headquartered in Cambridge, Mass. For more information, please visit www.magentatx.com.

Heidelberg Pharma AG

Sylvia Wimmer
Tel.: +49 89 41 31 38-29
Email: investors[at]hdpharma.com

Business Development
Dr. Marcel Linssen
CBO, Executive Vice President
Tel.: +49 6203 1009-40
Email: m.linssen[at]hdpharma.com

IR/PR support MC Services AG Katja Arnold (CIRO) Managing Director & Partner Tel.: +49 89-210 228-40 Email: katja.arnold[at]mc-services.eu

Magenta Therapeutics: Manisha Pai, Vice President, Communications & Investor Relations 857-242-1155 mpai@magentatx.com

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This communication contains certain forward-looking statements relating to the Company’s business, which can be identified by the use of forward-looking terminology such as “estimates”, “believes”, “expects”, “may”, “will” “should” “future”, “potential” or similar expressions or by a general discussion of the Company’s strategy, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results of operations, financial condition, performance, or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Given these uncertainties, prospective investors and partners are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such forward-looking statements to reflect future events or developments.

*Note to the Agreement: The order in which the Parties are mentioned the course of the press release may vary according to the Party issuing the press release.

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Schedule 1.31

Initial Targets

[***]

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Schedule 1.36

Patent Rights

[***]

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Schedule 6.1.1(c)(ii)

Know-How for Non-GMP Partial Manufacturing Technology Transfer

[***]

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Schedule 6.1.2(b)

Know-How for Non-GMP Full Manufacturing Technology Transfer

[***]

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Schedule 6.2.1(c)

Know-How for GMP Full Manufacturing Technology Transfer

[***]

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Schedule 6.1.4

Pre-Clinical Supply Terms and Conditions

(a) General. In connection with HDPR’s or its Third Party designee’s supply of Antibody-drug conjugate material, Amanitin Toxin Constructs or Amanitin to MAGENTA pursuant to Section 6.1.1, HDPR shall or shall cause its Third Party designee to manufacture and supply such Antibody-drug conjugate material, Amanitin Toxin Constructs and Amanitin pursuant to the terms of this Agreement and the written specifications provided to HDPR from time to time. The JSC shall periodically review the specifications and make any necessary changes, including any changes required by Regulatory Authorities in countries where Regulatory Approval for the Antibody-drug conjugate material, Amanitin Toxin Construct or Amanitin has been approved or is pending.

(b) Orders; Delivery; Storage. MAGENTA will order Antibody-drug conjugate material, Amanitin Toxin Constructs and Amanitin from HDPR in accordance with the terms of Section 6.1.1(c)(i). HDPR shall deliver Antibody-drug conjugate material, Amanitin Toxin Constructs and Amanitin in accordance with the terms of Section 6.1.1(c)(i). Orders may be amended only by mutual agreement of the Parties. HDPR shall store the Antibody-drug conjugate material, Amanitin Toxin Constructs or Amanitin in accordance with the specifications, any quality agreements entered into by the Parties and Applicable Law.

(c) Rejection. MAGENTA may reject any Antibody-drug conjugate material, Amanitin Toxin Construct or Amanitin that does not conform to the specifications, any quality agreements entered into by the Parties or Applicable Laws by providing written notice of such rejection to HDPR within [***]hereof; provided, however, that there shall be no time restrictions applicable to MAGENTA’s provision of a notice of rejection of any shipments of Antibody-drug conjugate material, Amanitin Toxin Construct or Amanitin (or portion thereof) where any of the following have occurred or are present: (1) latent defects that are not reasonably discoverable by MAGENTA through standard inspection and testing; or (2) breach by HDPR of any of its representations or warranties set forth in subsection (e) hereof. MAGENTA shall promptly return any rejected Antibody-drug conjugate material, Amanitin Toxin Construct or Amanitin to HDPR at HDPR’s expense and may elect, in its sole discretion, upon written notice to HDPR: (I) to have HDPR replace the rejected Antibody-drug conjugate material, Amanitin Toxin Construct or Amanitin as soon as practicable at no additional charge to MAGENTA (and in no case later than [***]); or (II) to not have HDPR replace the rejected Antibody-drug conjugate material, Amanitin Toxin Construct or Amanitin (or portions thereof) and, instead, have HDPR promptly reimburse MAGENTA (and in no case later than [***]) for any amounts that MAGENTA has already paid to HDPR for such rejected Antibody-drug conjugate material, Amanitin Toxin Construct or Amanitin (or portions thereof). If the Parties are unable to agree on whether any Antibody-drug conjugate material, Amanitin Toxin Construct or Amanitin was properly rejected by MAGENTA pursuant to this subsection (c), then such dispute will be resolved in accordance with Section 19.2.

(d) Destruction of Rejected Materials. Any Antibody-drug conjugate material, Amanitin Toxin Construct or Amanitin rejected by MAGENTA pursuant to subsection (c) shall be disposed of by HDPR in a manner that prevents theft and diversion and in accordance with Applicable Laws.

CONFIDENTIAL TREATMENT REQUESTED. INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]”. AN UNREDACTED VERSION OF THE DOCUMENT HAS ALSO BEEN FURNISHED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION AS REQUIRED BY RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(e) Manufacturing Representations and Warranties. All Antibody-drug conjugate material, Amanitin Toxin Construct or Amanitin manufactured and supplied by HDPR or its designee under this Agreement shall:

(i)	be manufactured, packaged, labeled, handled, stored and shipped in accordance with, shall be of the quality specified in, and shall conform to, this Agreement, the specifications, Applicable Laws and any quality agreements entered into by the Parties;

(ii)	not contain any material that has not been used, handled or stored in accordance with this Agreement, the specifications, Applicable Laws and any quality agreements entered into by the Parties;

(iii)	not be adulterated or misbranded within the meaning of Sections 501 and 502, respectively, of the FDCA and any other Laws;

(iv)	be free from defects in material and workmanship; and

(v)	at the time delivered, have a remaining shelf-life as specified in the applicable specifications set forth by the JSC.